UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2011

DIVERSIFIED OPPORTUNITIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23446	94-300888
(Commission File Number)	(IRS Employer Identification No.)

2280 Lincoln Avenue, Suite 200, San Jose CA 95125
(Address of Principal Executive Offices)

408-265-6233
(Registrant's Telephone Number, Including Area Code)

1042 N. El Camino Real, B-261, Encinitas, CA 92024-1322
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions.  Statements in this report concerning the following are forward looking statements:

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future financial and operating results;

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our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;

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the ability of our suppliers to provide products or services in the future of an acceptable quality on a timely and cost-effective basis;

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expectations concerning market acceptance of our products;

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current and future economic and political conditions;

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overall industry and market trends;

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management’s goals and plans for future operations; and

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other assumptions described in this report underlying or relating to any forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except where the context otherwise requires and for the purposes of this report only:

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"we," "us," "our" and "Company" refer to the combined business of Diversified Opportunities, Inc., and  its consolidated subsidiaries, including SugarMade, Inc.;

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"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended;

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"SEC" refers to the United States Securities and Exchange Commission;

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"Securities Act" refers to the United States Securities Act of 1933, as amended;

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“Sugarmade-CA” refers to the business and operations of our subsidiary, Sugarmade, Inc., prior to the completion of the Sugarmade Acquisition; and

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"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 9, 2011 (the "Closing Date") we completed the remaining conditions and closed the previously announced Exchange Agreement dated April 23, 2011 (the “Exchange Agreement”) with Sugarmade, Inc., a California corporation (“Sugarmade-CA”) and certain shareholders of Sugarmade-CA (the “Sugarmade Acquisition”).  Pursuant to the terms of the Exchange Agreement, we issued (i) 8,864,108 shares of the Company's common stock to the Sugarmade-CA shareholders, in exchange for the same number of shares of stock of Sugarmade-CA issued and outstanding as of the Closing Date; (ii) warrants to purchase up to 2,330,400 shares of our Company’s common stock to current Sugarmade-CA warrant holders on a one-for-one basis in exchange for warrants that they held in Sugarmade-CA; and (iii) options to purchase up to 920,000 shares of our Company’s common stock to current Sugarmade-CA option holders on a one-for-one basis in exchange for options that they held in Sugarmade-CA.

Also effective May 9, 2011, we entered into a Cancellation Agreement (the "Cancellation Agreement") with Sugarmade-CA and three of our stockholders, including Kevin Russeth our director and Chief Executive Officer, who previously held an aggregate of 9,000,000 shares of our common stock.  In order to induce Sugarmade-CA to enter into the Exchange Agreement and in consideration of warrants to purchase up to 200,000 shares of common stock, the three stockholders agreed to cancel an aggregate of 8,500,000 shares of their common stock.  In addition the stockholders agreed to redeem a further 262,500 shares of their common stock in exchange for cash proceeds totaling $210,000.

This summary is qualified in its entirety by reference to the complete text of the Exchange Agreement which is incorporated by reference into this report as described below.

ITEM 2.ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 9, 2011, we completed the acquisition of Sugarmade-CA pursuant to the Exchange Agreement.  The Sugarmade Acquisition was accounted for as a recapitalization effected by a share exchange, wherein Sugarmade-CA is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

We have included the information that would be required if we were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of Sugarmade-CA in Item 5.06 below, which is incorporated herein by reference.

ITEM 3.ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 9, 2011, in connection the Exchange Agreement we issued: (i) 8,864,108 shares of our common stock to the shareholders of Sugarmade-CA; (ii) 2,330,400 warrants to purchase shares of our common stock to warrantholders of Sugarmade-CA; (iii) 920,000 options to purchase shares of our common stock to option holders of Sugarmade-CA; and (iv) 200,000 warrants to Kevin Russeth, our Chief Executive Officer, Steven Davis and Jonathan Shultz in connection with the Cancellation Agreement.

The shares were issued in exchange for a like number of shares of common stock of Sugarmade-CA.  The warrants issued to the warrantholders of Sugarmade-CA were issued in exchange for a like number of warrants to purchase common stock of Sugarmade CA.  The options issued to the option holders of Sugarmade-CA were issued in exchange for a like number of options to purchase common stock of Sugarmade-CA.  The 200,000 warrants were issued in partial consideration of the agreement to cancel 8,500,000 shares of the Company's outstanding common stock under the terms of the Cancellation Agreement.

The warrants issued to the former Sugarmade-CA warrant holders and to Messrs. Russeth, Davis and Shultz grant the holder the immediately vested right to purchase shares of our common stock at $1.25 per share for a period of three years.  The options granted to the option holders of Sugarmade-CA to purchase shares of our common stock have terms ranging from five to ten years with vesting periods of up to three years and exercise prices of $1.25 per share.

We did not receive any cash consideration in connection with the Sugarmade Acquisition.  The number of our shares issued to the shareholders of Sugarmade-CA was determined based on an arms-length negotiation.  The issuance of our shares, warrants and options to those shareholders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

Between May 9, 2011 and May 12, 2011, we issued units including a total of 100,000 shares and two-year warrants to purchase up to 100,000 shares of common stock at $1.50 per share in exchange for gross proceeds totaling $125,000.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D.  The parties who received the securities in such instances made representations that such party (a) is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth.  In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

We had 9,199,192 shares of common stock outstanding immediately prior to the Closing Date. After giving effect to the cancellations and redemptions described in the Cancellation Agreement, the Company had 436,692 shares of common stock outstanding immediately prior to the closing of the Sugarmade Acquisition.  In connection with the closing of the Sugarmade Acquisition (and assuming all of the former Sugarmade-CA shareholders exchange their Sugarmade-CA shares for shares of Company common stock), up to an additional 8,864,108 shares of Company common stock will be issued to the shareholders of Sugarmade-CA.  As a result of the Sugarmade Acquisition, the shareholders of the Company which existed prior to the closings would own approximately 4.7% of the outstanding common stock of the Company, and the former Sugarmade-CA shareholders would own approximately 95.3% of the outstanding common stock of the Company, which resulted in a change of control of the Company.

Reference is made to the beneficial ownership table disclosure set forth under Item 5.06 of this Current Report, which disclosure is incorporated herein by reference, regarding the identity of the persons who acquired control of the Company, and their percentage ownership of voting securities of the Company as of the Closing Date.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Exchange Agreement, as of May 9, 2011, Kevin Russeth, our sole director, submitted his resignation letter pursuant to which he resigned immediately from all offices of our company that he holds.  Mr. Russeth also resigned from his position as our director effective ten days following our filing of a Schedule 14F-1 with the SEC and mailing the Schedule 14F-1 to our registered stockholders.  The resignation of Mr. Russeth is not in connection with any known disagreement with us on any matter.

On May 9, 2011, in connection with the closing of the Exchange Agreement, Mr. Scott Lantz was appointed to our Board of Directors.  We also appointed Clifton Kuok Wai Leung, Sandy Salzberg, C. James Jensen and Ed Roffman to our Board of Directors with such appointment to be effective ten days following our filing of a Schedule 14F-1 with the SEC and mailing the Schedule 14F-1 to our registered stockholders.

On May 9, 2011 Scott Lantz became our Chief Executive Officer, Chief Financial officer and Treasurer.  For certain biographical and other information regarding the newly appointed officer and directors, see the disclosure under Item 5.06 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

On May 9, 2011, we acquired Sugarmade-CA in a reverse acquisition transaction.  Prior to the transactions contemplated by the Exchange Agreement, we were a shell company as defined in Rule 12b-2 under the Exchange Act.  As a result of the transactions contemplated by the Exchange Agreement, we are no longer a shell company.  The information with respect to the transaction set forth in Item 2.01 is incorporated herein by reference.

FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of Sugarmade-CA, except that information relating to periods prior to the date of the reverse acquisition only relate to Sugarmade-CA unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business

We are a distributor of paper products that are derived from non-wood sources.  We are parties to an Exclusive License and Supply Agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”), a company located in the People’s Republic of China.  SCPC is a manufacturer and a holder of intellectual property rights and patents in the area of developing and manufacturing paper from non-wood sources.  Under the LSA, we hold the exclusive right to market, distribute and manufacture SCPC’s proprietary products in Europe, North, Central and South America, Australia and in other designated territories in the world.  We also obtained the rights (within the designated territories) to the Sugarmade brand name and trademarks.

We believe that our Company has a unique advantage in the market to provide paper products derived from earth-friendly sources to much of the world’s population.  SCPC’s use of agricultural residuals, namely bagasse (derived from sugar cane) and bamboo, as opposed to wood products significantly reduces its manufacturing carbon footprint, energy consumption, and attendant water pollution during the manufacture of its products.  This allows us to offer our unique, exclusive, tree-free paper products at price-parity equal to or less than current recycled fiber products already on the market.  Our products are unique and we believe offer an ideal solution for those consumers (both corporate and individual) seeking to meet their sustainability mandates or personal environmentally conscious goals, at a price that is equal to or less than current recycled products.

Pulp and paper manufacturing processes have not changed significantly for decades.  Most equipment and processes used today are still based primarily on tree-based inputs and require massive amounts of resources including water, energy and caustic chemicals.  Globally, pulp for paper and related uses is expected to continue to consume an increasing share of all wood production, from forty percent (40%) in 1998 to an estimated nearly sixty percent (60%) over the next fifty years. During that same time span, easily accessible and inexpensive sources of wood will continue disappearing.  Because of the rapid consumption of virgin forests in places as far apart as Canada and Southeast Asia, forest restoration has not been able to keep pace with the demand for wood products.

Loss of forests is not the only concern.  Deforestation has released an estimated 120 billion tons of carbon dioxide (CO2 - the major global warming gas) into the atmosphere. The pulp and paper industry is the third-largest industrial polluter in both Canada and the United States, releasing an estimated 220 million pounds of toxic pollution into the air, ground and water each year.  In the United States, paper-producing companies are the third-largest energy consumer.  Our Company offers an alternative to this situation through our ability to provide the developed world paper products without utilizing the deforestation, pollution and resource waste of current paper producing methods.

All our products are manufactured from 100% tree-free agricultural waste residues such as bagasse and bamboo. Both bagasse and bamboo contain significantly higher amounts of cellulose (2.5 times or more) than wood fiber. Additionally, both sugar cane and bamboo can be harvested in 7-10 months.  This contrasts with trees that take a minimum of seven years before being ready for pulping and paper production. By utilizing bagasse and bamboo fibers for paper making, we can produce one ton of finished paper product for every one ton of raw material as contrasted to wood fiber which requires four tons of raw material to produce one ton of finished products.  Our process greatly reduces the carbon footprint and environmental damages from paper production.

History

On October 26, 2009, we (operating at the time as Simple Earth, Inc.) acquired all of the outstanding common stock of Sugarmade, Inc. (“SMI”), a California corporation incorporated in March 2009 to import, sell and distribute sustainable and environmentally friendly non-tree-based paper products.  During 2010, we began doing business as Sugarmade, Inc. (“Sugarmade-CA”).  On February 1, 2011, Sugarmade-CA changed its legal name to Sugarmade, Inc. and dissolved the SMI legal entity.  Our Company intends to change its name to “Sugarmade, Inc.” and operate under that name.

The Industry and the Overall Market

Currently, the U.S. paper industry is a $230 billion industry. The U.S. alone consumes over 110 million tons of paper products each year. Our area of focus includes (but SCPC’s manufacturing capabilities are not limited to):

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Printing and writing paper (27% of total production);

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Containerboard or corrugated boxes (29% of total production); and

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Tissue (8% of total production).

Within each of these sectors, there are varying amounts of recycled materials that can be used in production. Tissue has an industry average of 45% recycled fibers. Containerboard averages 24% recycled fibers.  Printing and writing paper uses a scant 6% recycled fibers.  We see a significant market opportunity to leverage our capabilities to eliminate tree materials included in these products.

The advent of the Internet and email would at first sight seem to argue for decreased paper consumption.  Many (including industry experts) forecasted that these technologies would lead to substantial reductions in the level of paper consumption.  The reality has been the opposite.  Paper sales have increased roughly four percent annually since the onset of the Internet age.  Worldwide, paper constitutes approximately 42% of the wood harvested in the world.  The U.S. alone consumes nearly 30% of the world’s paper products.  The average American consumes over 700 pounds of paper per year, including the paper products that are the focus of our market strategy.

Paper is manufactured from three primary sources: 1) tree-based (i.e. virgin) materials; 2) recycled content (varying compositions of virgin and recycled) materials; and 3) tree-free materials. Tree-based paper is made from trees harvested from the forest, converted into pulp and bleached. Recycled (to varying percentages of composition) paper is a combination of virgin materials combined with previously used paper that undergoes an additional de-inking and bleaching process before further pulping process.

Tree-free paper (our Company’s product offering) is made from fibrous materials that contain high levels of cellulose. The sources of tree-free products are agricultural byproducts, also called residuals.   As a byproduct, residuals do not require dedicated farmland.  Aside from preserving forest and farmland, residuals also greatly reduce environmental impact because of the reduction of water required in paper production, the decreased energy required to break down the cellulose in tree-based materials and a reduction of air pollution from the use of previously burned byproducts. Unlike competing manufacturers, our paper products are elemental chlorine free, meaning that we use chlorine dioxide instead of elemental chlorine gas in our manufacturing process.  Elemental chlorine gas produces dioxin (a known carcinogen) as a by-product.

Agricultural residual paper is produced from the waste by-products from a crop that has been harvested. While there are numerous crops that can be used for this, the ideal crops are bagasse (sugar cane), corn and wheat. The quality of these agricultural residual papers differs depending on the amount of cellulose that is present in the plant material. Depending on the strength of the fibers of the residual, a secondary material may have to be added to increase the strength of the final paper product. In some manufacturing processes, virgin or recycled pulp will be added to strengthen the paper. With our paper products, we combine bamboo with the bagasse pulp to give the strength necessary to produce the highest quality paper. The percentages of bamboo vary depending on products being produced (e.g. copy paper is 80% bagasse and 20% bamboo).

The paper industry is the fourth largest contributor to greenhouse gas emissions among U.S. manufacturing industries and contributes 9% of the manufacturing sector's carbon emissions. The following table gives a comparison of the environmental impacts of each category of paper production. The table gives data for the production of one ton of copy paper and the environmental impact each category has on our environment.

Table : Environmental Impacts

Per 1 Ton Finished Goods	Wood Use (Tons)	Net Energy (million BTUs)	Greenhouse Gasses (lbs CO2 equivalent)	Waste Water (gallons)	Solid Waste (lbs)
**Sugarmade™	-	10	1,957	3,953	72
*Virgin Pulp	4	30	5,882	22,219	1,909
*30% Recycled	3	27	5,144	18,665	1,693
*100% Recycled	-	22	3,422	10,372	1,189

*Data from EDF Paper Calculator **Internal Sugarmade Statistics

We believe that trends in government, corporate and consumer awareness of the environmental impacts of paper production will increase demand for alternative paper supplies which are more environmentally friendly.  Within the market for environmentally friendly paper, we believe that our tree-free products are unique in their low carbon footprint.  In addition, our relationship with SCPC gives us access to experience in manufacturing tree-free paper and the ability to reach commercial scale quickly.

Our Partner SCPC: Capacity, License and Territory

SCPC is a 56 year-old paper products company and is among the largest bagasse and bamboo pulping companies in the world.  With over a half-century of experience, research, and business development effort, SCPC contends that it is the largest producer of 100% tree-free paper products in the Asian markets.  SCPC converts plant material from the waste residuals of sugar cane (bagasse) and bamboo to commercial grade tree-free fibers.  SCPC’s processes are proprietary and patented and previously virtually all of its paper products were marketed and consumed in the Asian markets.  SCPC has been selling tree-free paper products into the Asian markets for over fifty years.

Under the LSA, we are the exclusive distributor for all of SCPC’s tree-free and bagasse-based products in the Americas, Europe, Australia and New Zealand (the “Territories”).  As its exclusive licensee, SCPC has also assigned us their relevant production patents in the Territories.  Our exclusive distribution and license agreement for the Territories has an initial term of 20 years with a renewable option at our discretion for an additional 20 years.

SCPC provides us with readily available commercial scale, having annual tree-free paper production capacity of over 350,000 metric tons.  At current price levels, 350,000 metric tons of products represents the manufacturing capacity to support annual revenues up of to $420 million.  Moreover, with metric ton quantities of sugar cane and bamboo residual waste material locally available (in China) to SCPC for tree-free pulp, we see little risk of product supply constraints.  We believe that our exclusive relationship with SCPC, together with SCPC's intellectual property rights and access to source materials provides us with a substantial barrier to entry for potential competitors.

While our Company is independent of SCPC, Clifton Leung the Chief Executive Officer and Chairman of SCPC is an incoming member of our Board of Directors and significant shareholder of our Company.  Mr. Leung’s involvement in our Company is invaluable both for his industry expertise and the attendant alignment of the interests of both SCPC and our Company.  We are neither a factory representative, commissioned sales agency nor simply a middleman.  The LSA and our relationship and ongoing participation of SCPC’s Mr. Leung provides assurances that we will not compete with others for the products manufactured by SCPC.

Products

We will have available to market, a complete suite of tree-less paper products in order to concurrently capitalize on multiple commercial market verticals.  More specifically, our company will have 32 separate SKU's of tree-free paper products in order to take advantage of all the products being produced by SCPC in commercially scalable quantities.  These 32 SKU's break down into four (4) product categories:

1

Printing, Writing, and Copy Paper (4 SKU’s)

a.

Letter size – 8.5” x 11”

b.

Legal size – 8.5” x 14”

2

Industrial/Commercial Packaging (2 SKU’s)

a.

Corrugated box

b.

Industrial paper

3

Tissue (Bath/Kitchen) (7 SKU’s)

a.

Paper towels – multi-fold and roll

b.

Toilet paper – regular roll and jumbo (janitorial) roll

c.

Napkins – beverage, lunch, dinner

4

Tableware/Foodservice items (Plates, Cups, etc.) (18 SKU’s)

a.

Plates – 10.25”, 10”, 9” and 8.75” rounds with or without compartments

b.

Bowls – 24 oz., 20 oz., 16 oz., 12 oz. with lids

c.

Away from home – 9”, 6” clamshells with or without compartments

d.

Trays – assorted sizes and shapes based on requirements

We intend to primarily focus our sales and marketing efforts on the printing, writing and copy paper and industrial/commercial packaging categories.

Production and Logistics

SCPC’s manufacturing facility is located in the city of Jiangmen, in the province of Guangdong in the Peoples’ Republic of China.  Its operations include pulping (from locally available bagasse and bamboo) and conversion (from pulp to finished product).  Based on discussions with SCPC management, we believe that SCPC tree-free paper production is currently operating at roughly 28% capacity.

After transport from SCPC’s factory to the nearby port of Yan Tian, product is shipped to a warehouse located in Oakland, CA.  We have contracted for a warehousing facility that we use as a staging area for shipments throughout the U.S. as well as storage for inventory sold regionally. The third party warehouse can inventory up to 2,000 shipping containers or 1.44 million cases of copy paper.

We have access to an extensive network of third-party logistics companies.  If required, we are prepared to handle the moving and transporting of our products to customers anywhere in the U.S.

Target Markets

Our initial target markets are corporate entities and government agencies.  We are in currently in advanced discussions with retailers and distribution channels that service the corporate market as well as a number of large government agencies.  A number of these potential distribution channels and customers are testing our products.  Our products' unique focus on sustainability and carbon footprint reduction has a significant appeal to these customers.

Product Pricing

The heightened environmental consciousness among society’s leaders and the general public (often referred to as the “Green Movement”) has spurred product marketers, distributors and wholesalers to seek better green alternatives to provide to their commercial, corporate, and retail clients.  We believe that this movement creates a unique and timely opportunity to gain market share as the sole commercial provider of 100% tree-free paper products.

While paper products made from tree-free sources are typically more costly than traditional virgin tree sources, we have made and intend to continue to make significant strides to narrow this cost gap.  Our goal is to provide the paper needs of a rapidly increasing share of the market through competitive pricing, uncompromising quality and the ability to produce our product to specific customer specifications.

Our products are priced competitively with products from recycled sources.  We believe this is a compelling price point, since ‘green’ products are often priced at a significant premium compared to the ‘non-green’ offerings.

Corporate Social Responsibility

Corporate Social Responsibility ("CSR") is the practice of corporate self-regulation integrated into an organization’s business model.  CSR takes into account the impact of business decisions on the environment, society, consumers, employees, stakeholders and other members of public sphere. The Company proactively promotes the public’s interest by encouraging community growth and development, and voluntarily eliminating practices that harm the public sphere.  Through the deliberate inclusion of public interest into corporate decision-making, and honoring the triple bottom line, People, Planet, and Profitability, we hope to better our communities for generations to come.

Intellectual Property

In conjunction with SCPC, we rely on a combination of trademark, patent laws, trade secrecy laws and contractual provisions to protect ours and SCPC’s intellectual property rights.  There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights.  In addition, there can be no assurance that other parties will not assert infringement claims against us, nor that we may have to pursue litigation against other parties to assert our rights.  Any such claim or litigation could be costly and we may lack the resources required to defend against such claims.  In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse affect on our ability to market or sell our brands, and profitably exploit our products.

Competition

We face competition from traditional paper manufacturers as well as other manufacturers that claim to produce environmentally friendly products.  Paper is a mature industry with a number of manufacturers with significant capital resources, distribution channels and entrenched customer accounts.  We compete against traditional paper manufacturers primarily based on our environmental benefits.  As discussed above, our products compete well in terms of reduced environmental impact.  Our products are generally more expensive than paper manufactured from virgin wood.  Some customers will pay a premium for "green" or environmentally friendly paper, provided that the price is a reasonable premium, and the products are of comparable quality.  We also believe that we provide comparable quality as compared to virgin wood products in our product applications.  Currently, we are priced competitively with recycled paper products.  If there were a significant reduction in the cost of virgin wood based products, or if our costs of products were to rise significantly, it would reduce our ability to compete.

There are a number of manufacturers deploying different techniques to develop environmentally sensitive paper products.  We classify these manufacturers into the following four distinct categories:

1.

Companies focused on very limited niche markets with limited distribution potential or limited access to commercial supply quantities.  In general, companies in this group find their products are too expensive for massive consumer scaled tree-free commodity products (e.g. Living Tree Paper Company, TreeFrog, Environmental Pulp and Paper Company Limited).

2.

Companies that in addition to employing bagasse or bamboo in their products, also include wood fillers, post-consumer waste and wood pulp or fiber whose products are not truly tree-free (e.g. Canefields, Terradigm, New Leaf Paper Company and Quena Paper Company).

3.

Companies producing a tree-free paper product employing wheat, corn, bananas or kenaf fiber.  These materials have not proven to yield a commercially successful product for scalable quantities.  (e.g. Echo Paper Store, Natures Paper Company, Banana Paper Company, and Vision Paper Company).

4.

Companies employing tree-free competitive products that are unable to meet standard quality requirements (e.g. “jam-free" copy paper) (e.g. Shangi Hongtuo, Ltd.).

We believe the products we acquire from SCPC are the only commercially scalable tree-free paper products able to meet U.S. customer product quality specifications (moisture content, multi-sheet feeding, etc.).  In addition, we believe that our competitors lack economical access to the hundreds of thousands of metric tons of bagasse and bamboo available to SCPC.  Through SCPC, we can supply commercial quantities of our products.

Regulation

SCPC is subject to extensive regulation by various Chinese national and local agencies concerning compliance with environmental control statutes and regulations.  The major environmental regulations applicable to SCPC include:

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The Environmental Protection Law of the PRC

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The Law of PRC on the Prevention and Control of Water Pollution

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Implementation Rules of the Law of PRC on the Prevention and Control of Water Pollution

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The Law of PRC on the Prevention and Control of Air Pollution

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Implementation Rules of the Law of PRC on the Prevention and Control of Air Pollution

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The Law of PRC on the Prevention and Control of Solid Waste Pollution

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The Law of PRC on the Prevention and Control of Noise Pollution

SCPC is also subject to periodic inspections by local environmental protection authorities.  SCPC has received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations.  To our knowledge, SCPC is not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

These regulations impose limitations (including but not limited to effluent and emission limitations) on the discharge of materials into the environment as well as require SCPC to obtain and operate in compliance with conditions of permits and other governmental authorizations.  Future regulations could materially increase SCPC’s capital requirements and certain of their operating expenses in future years. Such increases in SCPC’s required outlays to comply with such regulation could result in higher costs being passed to our Company and could have a negative effect on the competitiveness of our product offerings.

Our Employees

We had approximately two full-time employees as of December 31, 2010 and five contracted positions.  None of our employees are subject to collective bargaining agreements.

Backlog

We do not have any material order backlog as of the date of this Current Report.

Seasonality

We do not expect that our business will experience significant seasonality.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this Current Report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should read the section entitled "Special Notes Regarding Forward-Looking Statements" for a discussion of what types of statements are forward-looking statements as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a very limited operating history.  Prior to the Sugarmade Acquisition, our Company was a “shell” company with no or nominal operations.  Sugarmade-CA recently completed its funding and the related acquisition with our Company.  Sugarmade-CA was formed in 2009 to market paper products manufactured from tree-fee materials.  Sugarmade-CA does not currently have significant operating revenues and has a very limited operating history.  Because Sugarmade-CA has a limited operating history, we do not have any historical financial data upon which to base planned operations.  Our historical financial information is not a reliable indicator of future performance or prospects.

The segments of the paper industry in which we operate are highly competitive and increased competition could reduce our sales and profitability. We compete in different markets within the paper industry on the basis of the uniqueness of our products, the quality of our products, customer service, price and distribution.  All of our markets are highly competitive.  Our competitors vary in size and many have greater financial and marketing resources than we do.  While we believe that our products offer unique advantages because of their tree-free composition, if we cannot maintain quality and pricing that are comparable to traditional products we may not be able to develop, or may lose, market share.  In some of our markets, the industry’s capacity to make products exceeds current demand levels.  Competitive conditions in some of our segments may cause us to incur lower net selling prices, reduced gross margins and net earnings.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell. Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets.  These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations.   Our products are comparably priced with paper products comprised of 30% recycled materials.  Both our products and paper products comprised of 30% recycled materials are typically higher in cost than paper products made from virgin pulp wood.  The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the paper industry may adversely affect our financial performance. Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance.  New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets.  The paper industry has also experienced consolidation of producers and distribution channels.  Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

Any interruption in delivery from our only supplier will impair our ability to distribute our products and generate revenues. We are dependent on a sole supplier—SCPC—for the production of our products.  We have no manufacturing facilities and we rely on SCPC to provide us with an adequate and reliable supply of products on a timely basis. Any interruption in the distribution from our sole supplier could affect our ability to distribute our products.  Additionally, our sole supplier is located outside of the United States in the PRC.  Any legislation or consumer preferences in the United States or other countries requiring products which are made in the United States or such other countries may have a material adverse impact on our sales and results of operations.

Uncertainties with respect to the PRC legal system could limit the legal protections available for us to pursue any claim against SCPC, and therefore our ability to protect our contract rights.  We rely on SCPC for our supply of products.  SCPC operates entirely within the PRC.  The PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us in the event that we needed to bring a claim against SCPC.  Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions.  The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States.  So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.  Any litigation we may try to bring in the PRC may be protracted and result in substantial costs and diversion of resources and management attention.

If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed.  We do not have and are unlikely to enter into long-term fixed quantity supply agreements with our customers.  Due to competition or other factors, we could lose future business from our customers, either partially or completely.  The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers, could harm our business and results of operations.  Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods.  In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source.  This could harm our financial results.

The costs of complying with environmental regulations may increase substantially and adversely affect our consolidated financial condition, liquidity or results of operations.  SCPC is subject to various environmental laws and regulations that govern discharges into the environment and the handling and disposal of hazardous substances and wastes.  Environmental laws impose liabilities and clean-up responsibilities for releases of hazardous substances into the environment.  However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences.  In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level.  We cannot assure you that the relevant PRC government authorities will not determine that SCPC has failed to comply with certain laws or regulations.  SCPC will likely continue to incur substantial capital and operating expenses in order to comply with current laws.  Any future changes in these laws or their interpretation by government agencies or the courts may significantly increase SCPC’s capital expenditures and operating expenses and decrease the amount of funds available for investment in other areas of their operations.  In addition, SCPC may be required to eliminate or mitigate any adverse effects on the environment caused by the release of hazardous materials, whether or not SCPC had knowledge of or were responsible for such release.  SCPC may also incur liabilities for personal injury and property damages as a result of discharges into the environment.  If costs or liabilities related to environmental compliance increase significantly for SCPC, such costs could be passed along to us in the form of higher prices paid for SCPC supplied materials.  Our consolidated financial condition, liquidity or results of operations may be adversely affected in the event that we were forced to absorb such costs.

If SCPC were to suffer a catastrophic loss, unforeseen or recurring operational problems at any of its facilities, we could suffer significant product shortages, sales declines and/or cost increases. SCPC’s paper making and converting facilities as well as its distribution warehouses could suffer catastrophic loss due to fire, flood, terrorism, mechanical failure or other natural or human caused events.  If any of these facilities were to experience a catastrophic loss, it could disrupt our supply of products for sale, delay or reduce shipments and reduce our revenues.  These expenses and losses may not be adequately covered by property or business interruption insurance.  Even if covered by insurance, our inability to deliver our products to customers, even on a short-term basis, may cause us to lose market share on a more permanent basis.

We may become involved in claims concerning intellectual property rights, and we could suffer significant litigation or related expenses in defending ours or SCPC’s intellectual property rights or defending claims that we infringed the rights of others. We consider our licensed intellectual property to be a material asset.  We may lose market share and suffer a decline in our revenue and net earnings if we cannot successfully defend one or more trademarks or patents we have secured or licensed.  We do not believe that any of our products infringe the valid intellectual property rights of third parties.  However, we may be unaware of intellectual property rights of others that may cover some of our products or services.  In that event, we may be subject to significant future claims for damages.  Any litigation regarding patents or other intellectual property could be costly and time-consuming and could divert our management and key personnel from our business operations. Claims of intellectual property infringement might also require us to enter into licensing agreements which would reduce our operating margins, or in some cases, we may not be able to obtain license agreements on terms acceptable to us.

FINANCIAL RISKS

If we cannot return to and sustain profitable operations, we will need to raise additional capital to continue our operations, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment. We incurred a net loss for the year ended December 31, 2010 of $598,481. Achieving and sustaining profitability will require us to increase our revenues and manage our product, operating and administrative expenses. We cannot guarantee that we will be successful in achieving profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations. We do not have any arrangements in place for additional funds. If needed, those funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving profitability, and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease our operations, which could result in the loss of all of your investment in our stock.

Our financial statements have been prepared assuming that the Company will continue as a going concern. We have generated losses to date and have limited working capital.  These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report included herein.   If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Fluctuations in exchange rates could adversely affect our cost of goods sold and consequently our profit margins.  The price we pay for product from SCPC will be directly affected by the foreign exchange rate between U.S. dollars and the Chinese Renminbi ("RMB") and between those currencies and other currencies in which our sales may be denominated.  Because substantially all of our product purchases will be from SCPC in China, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect the prices that we effectively pay for product.  Since July 2005, the RMB has no longer been pegged to the U.S. dollar.  Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term.  Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.  Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions.  While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all.

As we transition from a Company with insignificant revenues to what we hope will be a Company generating substantial revenues, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit.  We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Our net operating loss (“NOL”) carry-forward is limited.  We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible statutory limitations on the use of tax loss carry-forwards generated in the past and the future expiration of our NOL.  This gives rise to uncertainty as to whether the net deferred tax asset is realizable.  Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership).  As a result of these provisions, it is likely that given our acquisition of Sugarmade-CA, future utilization of the NOL will be severely limited.  Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

CORPORATE AND OTHER RISKS

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-of-control.  Our certificate of incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock.  The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders.  These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions.  The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock.  In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party.  The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team.  Each of those individuals may voluntarily terminate his employment with the Company at any time. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

CAPITAL MARKET RISKS

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on OTC Markets, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company.  The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.  As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock will continue to trade on OTC Markets or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports (to be) filed with the Securities and Exchange Commission.

Overview and Financial Condition

Discussions with respect to our Company’s operations included herein refer to our operating subsidiary, Sugarmade-CA.  Our Company purchased Sugarmade-CA on May 9, 2011.  We have no other operations than those of Sugarmade-CA.  Information with respect to our Company’s nominal operations prior to the Sugarmade Acquisition is not included herein.

Results of Operations

Revenues

Our Company had insignificant revenues totaling $40,792 for the year ended December 31, 2010 (we had no revenues in 2009).  Our Company had its first sale in January 2010.  Our activities to date have been primarily centered on establishing relationships with our supplier and potential customers, recruiting an executive management team and instituting systems to control and grow our future operations.  Going forward, we plan to heavily market our tree-free paper products and educate potential customers concerning their quality, suitability and environmental advantages over traditional tree-based paper products.  While we are optimistic about the prospects for our Company, since this is a relatively new product offering with significantly different characteristics compared with existing paper products on the market (and we have not recognized significant revenues to date), there can be no assurance about whether or when our products will generate sufficient revenues with adequate margins in order for our Company to be profitable.

Cost of goods sold

Cost of goods sold totaled $53,483 in 2010 (there were no corresponding amounts in 2009).  Included in costs of goods sold were materials and freight costs totaling $35,944 as well as a charge for inventory obsolescence totaling $17,539.

Gross margin

Gross margin was a negative $12,691 in 2010 with no corresponding amounts in 2009.  We had a slightly positive gross margin from sales before our provision for inventory obsolescence.  The gross margin percentage realized in 2010 is not indicative of anticipated future results due to the lack of product sales volume to date.

Selling, general and administrative expenses

Selling, general and administrative expenses totaled $480,156 and $130,042 in 2010 and 2009, respectively.  Included in these expenses were payroll and related expenses of $183,591 and $22,860 in 2010 and 2009, respectively.  Consulting expenses totaled $170,892 in 2010 and $10,030 in 2009, while legal and auditing expenses totaled $45,964 and $86,691 in 2010 and 2009, respectively.  Warehousing and storage costs totaled $25,511 and $3,156 in 2010 and 2009, respectively.  Travel expenses were $11,474 in 2010 and $2,181 in 2009.  Advertising and promotion totaled $4,165 in 2010 with no corresponding amounts in 2009.

Amortization of license and supply agreement

We recognized amortization of our license and supply agreement with SCPC totaling $18,400 and $3,067 in 2010 and 2009, respectively.  The amortization represented the recognition of the cost of the SCPC agreement over its initial twenty year term on a twenty year basis.

Interest expense and interest income

Interest expense totaled $105,766 and $9,879 in 2010 and 2009, respectively.  Interest expense was primarily the result of amounts due under notes payable outstanding through December 31, 2010.  Interest income totaled $18,532 in 2010 and was derived almost exclusively from a note receivable due from a stockholder of our Company.  In connection with the Sugarmade Acquisition an aggregate of $693,900 in principal under outstanding promissory notes was converted to equity.  Accordingly, we expect that interest expense to be substantially less for the balance of 2011.

Net loss

Net loss totaled $598,481 and $142,988 in 2010 and 2009, respectively.

Liquidity and Capital Resources

We have primarily financed our operations from our inception in March 2009 through the sale of unregistered equity and convertible notes payable.  As of December 31, 2010, our Company had cash totaling $13,614, current assets totaling $33,760 and total assets of $567,764 (including $368,058 in intangible assets related to the license and supply agreement with SCPC).  We had total current liabilities of $290,603 and a working capital deficiency of $256,843.  Total liabilities were $1,092,503 (including notes payable totaling $928,200), resulting in a stockholders’ deficiency of $524,739.

Net cash used by operating activities was $474,358 for year ended December 31, 2010, an increase of $386,400 from $87,958 for the year ended December 31, 2010.  The increase of net cash used by operating activities was related to a full year's worth of operating expenses and the additional costs incurred in ramping up our business operations.

Net cash used in investing activities for year ended December 31, 2010 was $163,000 compared to $346,000 for the year ended December 31, 2009.  The investment in for the year ended December 31, 2010 related to additional advances to a shareholder under a note receivable.  The investment for the year ended December 31, 2009 primarily related to the acquisition of SMI.

Net cash provided by financing activities was $621,100 for the year ended December 31, 2010, compared to $463,830 for the year ended December 31, 2009.  The net cash provided by financing activities for the year ended December 31, 2010 was mainly attributable to proceeds from the sale of common stock and convertible promissory notes.

Subsequent to December 31, 2010, we converted notes payable with a principal balance of $693,000 into 252,070 shares of our common stock.  Beginning in April 2011, we also sold 1,730,400 shares of common stock and warrants to purchase an additional 1,730,400 shares of common stock to investors in exchange for net proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less estimated issuance costs of $80,000).  Additionally, we made a cash payment totaling $210,000 to two shareholders of DVOP in exchange for shares previously owned by them.  On May 9, 2011 (the closing date of the Sugarmade Acquisition), we had a cash balance totaling approximately $1,738,000 (amount is net of operating expenses incurred and paid by the Company through the date of closing) and notes payable totaling $262,000.  We expect the balance of notes payable to be repaid prior to June 30, 2011.  We also currently estimate that we will raise additional cash through the sale of common stock and warrants (with similar terms to those just sold to investors) totaling up to $500,000 (gross) prior to June 30, 2011.

Our Company has entered into an operating credit facility with SCPC whereby we are able to finance the purchase of all of our Company’s products for resale from them on an interest-free basis.  Qualifying orders placed with SCPC are not required to be paid for by our Company until up to thirty days after we receive payment from our customers.  This credit facility allows us to grow our business quickly without the capital constraints posed by the need for financing our working capital requirements.  Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses.  Other than the operating credit facility with SCPC we do not have any credit agreement or source of liquidity immediately available to us.

Given estimates of our Company’s future operating results and our credit arrangements with SCPC, we are currently forecasting that we have adequate financial resources to achieve cash flow break-even.  We have nevertheless included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through December 31, 2010.

Should we not achieve our forecasted operating results or should strategic opportunities present themselves such that additional financial resources would present attractive investing opportunities for our Company, we may decide in the future to issue debt or sell our Company’s equity securities in order to raise additional cash.  There are no arrangements in place for any such financing at this time.  We cannot provide any assurances as to whether we will be able to secure any necessary financing, or the terms of any such financing transaction if one were to occur.

Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond office furniture and information technology related equipment as we add employees to our Company.  SCPC produces our products that we market and our warehousing facilities are contracted for with third parties (and therefore do not require us to make capital purchases in this area).

Critical Accounting Policies

Use of estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  Cash received in connection with the sales of our products prior to their being recognized as revenue is recorded as deferred revenue.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value or our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  We had valuation reserves against inventory of $17,539 at December 31, 2010 (none at December 31, 2009).

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Our management currently believes there is no impairment of our long-lived assets. There can be no assurance, however, that market conditions will not change or demand for our products under development will continue. Either of these could result in future impairment of long-lived assets.

Stock based compensation

Future stock based compensation cost will be measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We will estimate the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We will use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.  There were no options or warrants issued or outstanding from our Company’s inception through December 31, 2010.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Recent accounting pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 1 to the Sugarmade financial statements included herein.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 2280 Lincoln Avenue, San Jose, California 95125, where we lease approximately 1,560 square feet of office space. This lease is for a term of 38 months and commenced in February 2011. The current monthly rental payment including utilities and operating expenses for the facility is approximately $3,700. We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 9, 2011, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock.  The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.  This table has been prepared based on the number of shares outstanding totaling 9,300,800, adjusted individually as shown below.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned (5)
Officers and Directors
Scott Lantz	2,859,229	30.7%
Clifton Kuok Wai Leung	1,000,000	10.8%
Sandy Salzberg (2)	230,555	2.4%
C. James Jensen (3)	305,555	3.2%
Ed Roffman (4)	105,555	1.1%
All directors and executive officers as a group (5 persons)	4,500,894	48.2%

(1)

Unless otherwise noted, the address is c/o Sugarmade, Inc., 2280 Lincoln Avenue, Suite 200, San Jose CA 95125.

(2)

Mr. Salzberg’s beneficial ownership is calculated as 100,000 shares of common stock owned outright; vested warrants to purchase up to 100,000 shares of common stock and options to purchase up to 30,555 share of common stock that will be vested prior to July 8, 2011.

(3)

Mr. Jensen’s beneficial ownership is calculated as 100,000 shares of common stock owned outright; vested warrants to purchase up to 100,000 shares of common stock, 100,000 shares granted to him under a consulting agreement (subject to repurchase on a diminishing basis over two years) and options to purchase up to 5,555 shares of common stock that will be vested prior to July 8, 2011.

(4)

Mr. Roffman’s beneficial ownership is calculated as 100,000 shares granted to him under a consulting agreement (subject to repurchase on a diminishing basis over three years) and options to purchase up to 5,555 shares of common stock that will be vested prior to July 8, 2011.

(5)

Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership by the total shares of common stock outstanding plus the shares subject to warrants and options through July 8, 2011 held by the individual.  No amounts have been subtracted for shares of common stock granted that are subject to repurchase.

MANAGEMENT

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one sole director, Kevin Russeth, who was elected to serve until his successor is duly elected and qualified or until the next annual meeting of our stockholders. Mr. Russeth has submitted a letter of resignation and each of Mr. Scott Lantz, Clifton Kuok Wai Leung, Sandy Salzberg, C. James Jensen and Ed Roffman has been appointed to our Board of Directors. The appointment of Mr. Lantz was effective on the date of the Exchange Agreement, while Mr. Russeth resignation and the appointments of each of Messrs Leung, Salzberg, Jensen and Roffman will become effective on the date that is ten days following the date that we file a Schedule 14F-1 and mail it to our registered stockholders. In addition, effective on the date of the Exchange Agreement Mr. Russeth resigned each of his officer positions with our company and we appointed Mr. Lantz our Chief Executive Officer.

The names of our current officers and directors and the incoming directors, as well as certain information about them, are set forth below:

Name

Age

Position

Scott Lantz

36

Chief Executive Officer, Chairman and Director

Clifton Kuok Wai Leung

31

Incoming Director

Sandy Salzberg

51

Incoming Director

C. James Jensen

70

Incoming Director

Ed Roffman

61

Incoming Director

Scott Lantz.  Mr. Lantz has served as the Chief Executive Officer, Chairman of the Board and a Director of our Company since December 2009 and was a co-founder of our Company in 2009.  From November 2002 to February 2009, Mr. Lantz was employed by The Margarita King, a privately held consumer packaged goods company, during which time he served as its Chief Operating Officer and its Vice President of Sales.

Clifton Kuok Wai Leung. Mr. Leung has served as a member of our Board of Directors since October 2009 and is also the Chief Executive Officer and 100% owner of SCPC.

Sandy Salzberg. Mr. Salzberg has served as a member of our Board of Directors since August 2010.   Since 2001, Mr. Salzberg is the President of Shasta Beverages Inc., a subsidiary of National Beverage Corporation.  Prior to that, from 1988 to 1991 Mr. Salzberg served as Area Vice President with PepsiCo’s Frito-Lay Snack division.

C. James Jensen. Mr. Jensen was appointed to our Board of Directors on April 2011.   Mr. Jensen is the co-founder and managing partner of Mara Gateway Associates, L.P, a privately owned real estate investment company.  Additionally, Mr. Jensen is the co-managing partner of Stronghurst, LLC., an advisory and financial services firm.  Mr. Jensen has previously served as the Chairman and Chief Executive Officer of Thousand Trails, Inc., an industry leader of private campground resorts; President of Grantree Furniture Rental Corporation, a privately held furniture rental company, and Senior Vice President and Chief Operating Officer of Great Books of the Western World. During the past 5 years, Mr. Jensen has served on the board of Health Benefits Inc. and as Chairman of the Board for Thousand Trails, Inc.

Ed Roffman. Mr. Roffman was appointed to our Board of Directors in April 2011.   Mr. Roffman, has been the Chief Financial Officer for Public Media Works, Inc. since October 2010.  Mr. Roffman has also been an independent business consultant since April 2006.  Mr. Roffman currently serves on the board and is chairman of the audit committee of Westinghouse Solar (formerly Akeena Solar), a designer and distributor of solar modules. During the past five years Mr. Roffman has also served on the Boards and audit committees of Silverstar Holdings and Adex Media.

In evaluating director nominees, our Company considers the following factors:

•

The appropriate size of the Board;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees;

•

Experience with accounting rules and practices; and

•

The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience.  Other than the foregoing, there are no stated minimum criteria for director nominees.

Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

•

Mr. Lantz, in addition to his role as a director and Chairman of the Board, is our Company’s Chief Executive Officer.  We feel that the senior member of our management team is the appropriate person to lead our Board of Directors.

•

Mr. Leung, in addition to his role as a director, is SCPC’s Chief Executive Officer.  The combination of the desirability of a close working relationship between our Company and SCPC as well as the significant equity ownership of Mr. Leung, makes his membership on our Board of Directors highly desirable to our Company.

•

Mr. Salzberg has deep experience in consumer products marketing.  During his tenure as the president of Shasta Beverages, Inc., sales have grown from $212 million to $600 million.  Prior to Shasta, Mr. Salzberg was a Regional Vice President with PepsiCo’s Frito-Lay Snack division during which time his division achieved growth rates of 15% or two times the Company average.  We believe Mr. Salzberg’s strong record of sales growth achievement are a significant asset and complement to Mr. Lantz’s sales talents and will benefit our Company greatly.

•

Mr. Jensen’s broad experience in executive senior management and investment management within public companies will provide additional guidance in areas such as strategic planning, sales and marketing, revenue growth and distribution. The board and company will also gain valuable insight from Mr. Jensen in the areas of national and international sales and distribution models.

•

Mr. Roffman’s extensive financial and accounting experience and his training as a certified public accountant brings a valuable asset to our Board.  Mr. Roffman's experience on public company boards has provided extensive audit committee experience as well as additional insight into the practices of other Boards and their committees.  He has also been designated to head the audit committee and serve as the financial expert for our Company’s Board of Directors.

There are no family relationships among any of our officers or directors.

Corporate Governance

Leadership Structure

Prior to the consummation of the Exchange Agreement we had only one director who also served as our Chief Executive Officer. Following the Exchange Agreement, Scott Lantz will act as our Chairman and Chief Executive Officer.  Our Board of Directors does not have a lead independent director. Our Board of Directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations.  In connection with the Exchange Agreement, we intend to establish a full Board of Directors, including a majority of independent directors.  We will re-evaluate our leadership structure once we have added additional members to our Board of Directors.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new Board plans to form an audit, compensation and nominating committee in the near future. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our Board of Directors.

Director Independence

The Board has determined that Messrs. Leung, Saltzberg, Jensen and Roffman are independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual compensation in excess of $100,000.

Sugarmade, Inc.

Change in

Pension

Value and

Non-Qual.

Deferred

Stock

Option

Non-equity

Compens.

All Other

Salary

Bonus

Awards

Awards

Incentive

Earnings

 Comp.

Total

Position

Year

($)

($)

($)

($)

Comp ($)

($)

($)(1)

($)

Scott Lantz

2010

120,000

-

-

-

-

-

3,519

123,519

2009

10,000

-

-

-

-

-

-

10,000

President/Chief Executive Officer/Director since December 9, 2009.

Ethan Farid Jinian

2010

37,500

-

-

-

-

-

-

37,500

2009

12,500

-

-

-

-

-

-

12,500

President/Chief Executive Officer/Director from October 1, 2009 through December 9, 2009.

(1)

- All other compensation consists of health insurance reimbursed by our Company on behalf of the individual.

Diversified Opportunities, Inc.

Change in

Pension

Value and

Non-Qual.

Deferred

Stock

Option

Non-equity

Compens.

All Other

Salary

Bonus

Awards

Awards

Incentive

Earnings

 Comp.

Total

Position

Year

($)

($)

($)

($)

Comp ($)

($)

($)

($)

Kevin Russeth

2010

-

-

-

-

-

-

-

-

2009

-

-

-

-

-

-

-

-

President/Chief Executive Officer/Director since May 2008.

Employment Agreements

None.

Grants of Stock Awards

During 2010 and 2009, there were no grants of plan-based awards to our named executive officers.  In April 2011, our Company issued stock option grants to purchase up to 920,000 shares of our common stock at an exercise price of $1.25 per share, vesting over periods up to three years.

Option Exercises and Stock Vested

During the 2010 and 2009, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during 2010 and 2009.

Compensation of Directors

Our former Chairman of the Sugarmade, Inc. Board of Directors received compensation for his service as a director totaling $18,000.  During the 2010 and 2009, no other member of our Boards of Directors received any compensation for his services as a director.

TRANSACTIONS WITH RELATED
PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of any transaction occurring since January 1, 2010, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•

On April 27, 2011, we issued a total of 2,484,299 and 800,000 shares of common stock to Scott Lantz our Chief Executive Officer and Clifton Leung, a member of its Board of Directors, respectively, in exchange for nominal cash consideration.

•

On May 9, 2011 we completed the Cancellation Agreement with Kevin Russeth, Steven Davis and Jonathan Shultz.  At the time of the Cancellation Agreement, Mr. Russeth was our sole director and was our Chief Executive Officer and Chief Financial Officer.  In addition, each of Messrs. Russeth, Davis and Shultz were stockholders of our Company holding in excess of 10% of our outstanding common stock.  Under the terms of the Cancellation Agreement, Messrs. Russeth, Davis and Shultz cancelled 8,500,000 shares of our common stock held by them in exchange for Sugarmade-CA's agreement to consummate the transactions contemplated by the Exchange Agreement and 200,000 warrants to purchase shares of our common stock.  The warrants are three year warrants to purchase common stock at a price of $1.25 per share.  Also under the terms of the Cancellation Agreement, Messrs Russeth and Shultz agreed to redeem an aggregate of 262,500 shares of our outstanding common stock in exchange for cash payments aggregating to $210,000.

•

In 2010, Sugarmade-CA loaned money to Ethan Farid Jinian in exchange for a note payable secured by shares of stock in our Company.  At the time of the loan, Mr. Jinian was a former director and executive officer of Sugarmade-CA and was a 5% stockholder.  The loans bore interest at a rate of 14 percent per annum.  The largest amount outstanding under the loan was $163,000.  Mr. Jinian repaid the loan in its entirety through the tender to Sugarmade-CA of 59,962 shares of common stock for cancellation.

•

Effective January 1, 2011, we entered into the LSA with SCPC.  We are dependent on SCPC to supply us with paper products and our costs of goods sold, exclusive of freight and transportation costs and inventory obsolescence are generally comprised of payments to SCPC for our products.  Clifton Leung, a director and 10% stockholder in our Company is the Chief Executive Officer and 100% owner of SCPC.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

We did not have any promoters at any time during the past five fiscal years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Company is a fully reporting public company (a public company that is fully subject to the Securities and Exchange Commission’s reporting requirements). Our common stock began trading publicly on the OTC Bulletin Board under the symbol “DVOP” on May 8, 2008.  The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports.  Our stock is also quoted on the OTCQB which accounts for a majority of the volume of fully reporting over-the-counter companies. OTCQB displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities.  The market is extremely limited for our stock and any prices quoted may not be a reliable indication of the value of our common stock.  The following table sets forth the high and low bid prices per share of our common stock by both the OTC Bulletin Board and OTCQB for the periods indicated. These prices reflect prices paid for our common stock prior to the Sugarmade Acquisition.

For the year ended June 30, 2011	High	Low
Fourth Quarter (through May 6, 2011)	$13.50	$4.00
Third Quarter	5.00	1.50
Second Quarter	5.50	0.10
First Quarter	0.40	0.25

For the year ended June 30, 2010	High	Low
Fourth Quarter	$0.60	$0.25
Third Quarter	0.20	0.15
Second Quarter	5.00	0.12
First Quarter	0.95	0.01

For the year ended June 30, 2009	High	Low
Fourth Quarter	$0.15	$0.01
Third Quarter	0.51	0.15
Second Quarter	0.55	0.25
First Quarter	0.84	0.10

The quotes represent inter-dealer prices, without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.  The trading volume of our securities fluctuates and may be limited during certain periods.  As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders

As of May 5, 2011, there were approximately 802 stockholders of record of our common stock.

Dividends

We have never declared or paid a cash dividend.  Any future decisions regarding dividends will be made by our Board of Directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Equity Compensation Plans

On May 5, 2011, our Board of Directors adopted the Diversified Opportunities, Inc. 2011 Stock Option/Stock Issuance Plan (the “Plan”).  The exercise of any options issued under the Plan, and the issuance of any shares under the Plan, is subject to the Plan being approved by the vote of a majority of our shareholders.  The Plan is intended to promote the interests of our Company by “providing eligible person with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.”  The Plan is divided into two separate equity programs: 1) a stock option grant program; and 2) a stock issuance program.  The maximum number of shares available to be issued under the Plan is currently 1,500,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future.

The Plan is administered by our Company’s Board of Directors.  Persons eligible to participate in the Plan are: 1) employees; 2) non-employee members of our Company’s Board of Directors; and 3) consultants and other independent advisors who provide services to our Company or its subsidiary Sugarmade – CA.  All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly.  Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the following general provisions: 1) the exercise price shall not be less than 100% of the fair market value per share of our Company’s common stock on the date of grant (110% in the case of 10% or greater shareholders); and 2) the term of stock options shall be limited to a maximum of ten years.  A complete description of the Plan is included as an exhibit to this Current Report.

RECENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Current Report, which disclosure is incorporated by reference into this section.  In addition, Sugarmade-CA has sold the following securities in transactions that were not registered with the SEC or a state securities commission:

•

From April 11, 2011 to April 22, 2011, Sugarmade-CA issued 252,070 shares of Sugarmade-CA common stock upon the conversion by existing Sugarmade-CA note holders of notes payable with a principal balance outstanding totaling $693,900.

•

On April 27, 2011, Sugarmade-CA issued a total of 3,284,229 shares of common stock of Sugarmade-CA to its Chief Executive Officer and a member of its Board of Directors in exchange for nominal cash consideration.

•

On April 27, 2011, Sugarmade-CA issued options to purchase up to 920,000 shares of common stock of Sugarmade-CA to ten individuals with terms ranging from five to ten years and exercise prices per share of $1.25.

•

On April 27, 2011, Sugarmade-CA issued warrants to purchase up to 600,000 shares of common stock of Sugarmade-CA to three individuals with terms of two years at an exercise price of $1.25 per share.

•

From January 15, 2011 to May 6, 2011, Sugarmade-CA issued units including a total of 1,730,400 shares and two-year warrants to purchase up to 1,730,400 shares of common stock in exchange for net cash proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less estimated related costs totaling $80,000).

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock.  We are incorporated in the United States of America in the state of Delaware.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, $.001 par value.  Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us and is not convertible into other securities.  No shares of common stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of our common stock are fully paid and non-assessable.  Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock, $.001 par value in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

No shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our transfer agent and registrar is Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements

Filed at the end of this Current Report are the audited consolidated financial statements of Sugarmade, Inc. for the year ended December 31, 2010 and the period March 2, 2009 (inception) to December 31, 2009.  Also filed at the end of this Current Report are the audited financial statements of Diversified Opportunities, Inc. for the years ended June 30, 2010 and 2009.

 (b)

Pro Forma Financial Information

Filed at the end of this Current Report are pro forma of operations, assuming the acquisition was completed on January 1, 2010.

 (d) Exhibits

Exhibit No.

Description

2.1

Exchange Agreement, dated April 23, 2011, among the Company, Sugarmade-CA and the Sugarmade-CA shareholders (incorporated by reference to Exhibit 2.1 of the registrant’s current report on Form 8-K, filed with the SEC on April 27, 2011).

4.1

Form of Warrant issued to Sugarmade-CA warrant holders in connection with private placement.

4.2

Form of Warrant issued to Sugarmade-CA consultants.

4.3

Form of Warrant issued in connection with the Share Cancellation Agreement.

4.4

Form of Convertible Note Issued to note holders of Sugarmade-CA.

10.1

Share Cancellation Agreement, dated April 23, 2011, among the Company and three of its shareholders.

10.2

Form of Subscription Agreement dated between January 15, 2011 and May 6, 2011 among Sugarmade-CA and certain investors identified therein.

10.3

Conversion Agreement dated April 11, 2011 to April 22, 2011 among Sugarmade-CA and certain note holders of Sugarmade-CA identified therein.

10.4

Registration Rights Agreement dated May 9, 2011 among the Company, Sugarmade-CA and the shareholders identified therein.

10.5

Purchase Agreement dated October 26, 2009 between Sugarmade CA and Sugarmade Inc.

10.6

License and Supply Agreement dated January 1, 2011 between The Sugar Cane Paper Co. Ltd and Sugarmade-CA.

10.7

Lease Agreement dated January 10, 2011 between Sugarmade-CA and Michael Frangis with respect to the premises located at 2280 Lincoln Avenue, Suite 200, San Jose CA 95125.

10.8

Consulting Agreement dated February 1, 2011 between Sugarmade-CA and Joseph Abrams with respect to strategic advisory services.

10.9

Diversified Opportunities, Inc. 2011 Stock Option/Stock Issuance Plan.

21.1

List of subsidiaries.

24.1

Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED OPPORTUNITIES, INC

Date: May 9, 2011

/s/ Scott Lantz

Scott Lantz

Chief Executive Officer and Chief Financial Officer

INDEX TO FINANCIAL STATEMENTS

Sugarmade, Inc. Annual Audited Financial Statements

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets at December 31, 2010 and 2009

Consolidated Statements of Operations for the year ended December 31, 2010 and the period from March 2, 2009 (inception) to December 31, 2009

Consolidated Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2010 and the period from March 2, 2009 (inception) to December 31, 2009

Consolidated Statements of Cash Flows for the year ended December 31, 2010 and the period from March 2, 2009 (inception) to December 31, 2009

Notes to Consolidated Financial Statements

Diversified Opportunities, Inc. Annual Audited Financial Statements

Report of Independent Registered Public Accountant

Balance Sheets at June 30, 2010 and 2009

Statements of Operations for the years ended June 30, 2010 and 2009

Statements of Changes in Shareholders' Deficit for the years ended June 30, 2010 and 2009

Statements of Cash Flows for the years ended June 30, 2010 and 2009

Notes to Financial Statements

Diversified Opportunities, Inc. Interim Unaudited Financial Statements

Balance Sheets as of March 31, 2011 (unaudited) and June 30, 2010

Statements of Operations (unaudited) for the three and nine months ended March 31, 2011 and 2009

Statements of Cash Flows (unaudited) for the nine months ended March 31, 2011 and 2009

To the Board of Directors and Stockholders:

Sugarmade, Inc. and Subsidiary

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Sugarmade, Inc. and Subsidiary as of December 31, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2010 and the period from March 2, 2009 (inception) to December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sugarmade, Inc. and Subsidiary, at December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010 and the period from March 2, 2009 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the consolidated financial statements, the Company has incurred net losses since inception and has a deficiency in stockholders’ equity at December 31, 2010.  These and other factors discussed therein raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

May 9, 2011

Sugarmade, Inc. (formerly Simple Earth, Inc.) and Subsidiary
Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009

Assets
Current assets:
Cash	$13,614	$29,872
Inventory	17,439	31,942
Other current assets	2,707	4,564

Total current assets	33,760	66,378

License and supply agreement with Sugar Cane Paper Co., Ltd., net of
accumulated amortization of $21,467 (2009 - $3,067)	346,591	364,991
Note receivable and amounts due from stockholder	187,413	6,000

	$567,764	$437,369

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued liabilities, including amounts due to related
parties of $9,750 in 2010	$115,046	$48,801
Accrued interest, including amounts due to related parties of $5,902 (2009 - $4,997)	21,080	5,397
Notes payable due to shareholders	126,300	75,100
Accrued compensation and personnel related payables	28,177	2,329

Total current liabilities	290,603	131,627

Convertible notes payable	549,000	-
Convertible notes payable to related parties	252,900	448,000

Total liabilities	1,092,503	579,627

Commitments and contingencies

Stockholders’ deficit
Preferred stock (no par value, 20,000,000 shares authorized, none issued
and outstanding)	-	-
Common stock (no par value, 50,000,000 shares authorized, 788,107 shares issued
and outstanding at December 31, 2010 (729,729 at December 31, 2009))	216,730	730
Accumulated deficit	(741,469)	(142,988)

Total stockholders' deficit	(524,739)	(142,258)

	$567,764	$437,369
The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. (formerly Simple Earth, Inc.) and Subsidiary
Consolidated Statements of Operations
For the year ended December 31, 2010 and the period March 2, 2009 (inception) to December 31, 2009

	2010	2009

Sales revenues	$40,792	$-

Cost of goods sold:
Materials and freight costs	35,944	-
Provision for inventory obsolescence	17,539	-

	53,483	-

Gross margin	(12,691)	-

Operating expenses:
Selling, general and administrative expenses	480,156	130,042
Amortization of license and supply agreement	18,400	3,067

Total operating expenses	498,556	133,109

Loss from operations	(511,247)	(133,109)

Nonoperating income (expense):
Interest expense:
Related parties	(46,895)	(515)
Other	(58,871)	(9,364)

Interest income (including $18,413 from shareholder note receivable)	18,532	-

	(87,234)	(9,879)

Net loss	$(598,481)	$(142,988)

Basic and diluted net loss per share	$(0.78)	$(0.24)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	766,835	605,495

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. (formerly Simple Earth, Inc.) and Subsidiary
Consolidated Statements of Changes in Stockholders' Deficit
For the year ended December 31, 2010 and the period March 2, 2009 (inception) to December 31, 2009

				Total
				Stockholders'
	Common Stock		Accumulated	Equity
	Shares	Amount	Deficit	(Deficit)

Beginning balance at March 2, 2009 (inception)	-	$-	$-	$-

Issuance of common stock at inception	656,756	657	-	657
Issuance of common stock in connection with acquisition
of SugarMade	72,973	73	-	73
Net loss	-	-	(142,988)	(142,988)

Balance at December 31, 2009	729,729	730	(142,988)	(142,258)

Issuance of common stock for cash	58,378	216,000	-	216,000
Net loss	-	-	(598,481)	(598,481)

Balance at December 31, 2010	788,107	$216,730	$(741,469)	$(524,739)

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. (formerly Simple Earth, Inc.) and Subsidiary
Consolidated Statements of Cash Flows
For the year ended December 31, 2010 and the period March 2, 2009 (inception) to December 31, 2009

	2010	2009

Cash flows from operating activities:
Net loss	$(598,481)	$(142,988)
Adjustments to reconcile net loss to cash flows from operating activities:
Amortization of license and supply agreement	18,400	3,067
Interest income from note receivable from stockholder	(18,413)	-
Provision for inventory obsolescence	17,539	-
Changes in operating assets and liabilities:
Inventory	(3,036)	-
Other assets	1,857	(4,564)
Accounts payable and accrued liabilities	66,245	48,801
Accrued interest	15,683	5,397
Accrued compensation and personnel related payables	25,848	2,329

Cash flows from operating activities	(474,358)	(87,958)

Cash flows from investing activities:
Additions to notes receivable from stockholder	(163,000)	(6,000)
Cash paid in connection with acquisition of Sugarmade, Inc.	-	(340,000)

Cash flows from investing activities	(163,000)	(346,000)

Cash flows from financing activities:
Proceeds from issuances of common stock	216,000	730
Additions to notes payable due to related parties	66,300	15,100
Repayments of notes payable due to related parties	(15,100)	-
Proceeds from the issuances of convertible notes payable	602,900	448,000
Repayments of convertible notes payable	(249,000)	-

Cash flows from financing activities	621,100	463,830

Change in cash during period	(16,258)	29,872

Cash, beginning of period	29,872	-

Cash, end of period	$13,614	$29,872

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$71,551	$4,482

Noncash investing and financing transactions:
Assets acquired and liabilities assumed in connection with acquisition of SugarMade, Inc.:
Inventory	$-	$31,942
License and supply agreement with Sugar Cane Paper Co., Ltd.	-	308,058
Less: note payable	-	-

	$-	$340,000

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc.

Notes to Consolidated Financial Statements

1.

Summary of significant accounting policies

Nature of business

Sugarmade, Inc. (hereinafter referred to as “we” or “the/our Company”) was incorporated in the state of California on March 2, 2009 under the name Simple Earth, Inc.  On October 26, 2009, we acquired all of the outstanding common stock of Sugarmade, Inc. (“SMI”) and during 2010 we began doing business as Sugarmade, Inc.  On February 1, 2011, we changed the legal name of our Company to Sugarmade, Inc. and dissolved the SMI legal entity.  Our Company is principally engaged in the business of marketing and distributing environmentally friendly non-tree-based paper products.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Principles of consolidation

The consolidated financial statements include the accounts of our Company and its wholly-owned subsidiary, SMI.  All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

Our consolidated financial statements have been prepared assuming that we will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, we have incurred significant net losses, have a net working capital deficiency and have a deficiency of stockholders’ equity as of and through December 31, 2010.  These factors among others raise a substantial doubt about our ability to continue as a going concern.  We are dependent upon sufficient future profitable operations and additional sales of debt or equity securities in order to meet our operating cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company through December 31, 2011.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have taken significant steps to lessen this uncertainty including: 1) the completion of a sale of common stock and warrants in April 2011 that netted our Company cash proceeds totaling $2,083,000; and 2) the conversion of notes payable outstanding totaling $693,900  into common stock of our Company.  While we believe that these actions have provided the Company with necessary operating capital, there can be no assurance that we will not require future infusions of capital and that such financings will be available on acceptable terms, or at all.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs.  In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  Cash received in connection with the sales of our products prior to their being recognized as revenue is recorded as deferred revenue.

Sugarmade, Inc.

Notes to Consolidated Financial Statements

Cash and cash equivalents

We consider all investments with a remaining maturity of three months or less at purchase to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At both December 31, 2010 and 2009, our Company had no cash equivalents.

From time to time, we may maintain bank balances in excess of the $250,000 insured by the Federal Deposit Insurance Corporation.  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts.  We grant unsecured credit to our customers deemed credit worthy.  Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis.  At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our allowance for doubtful accounts will be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in a  customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  We had only insignificant amounts of accounts receivable (currently classified with other current assets) and no allowance for doubtful accounts as of December 31, 2010 and 2009.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market.  We value inventories using the weighted average costing method.  We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value or our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.  We had valuation reserves against inventory of $17,539 at December 31, 2010 (none at December 31, 2009).

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Our management currently believes there is no impairment of our long-lived assets. There can be no assurance, however, that market conditions will not change or demand for our products under development will continue. Either of these could result in future impairment of long-lived assets.

Income taxes

We provide for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

Stock based compensation

Future stock based compensation cost will be measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We will estimate the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend

Sugarmade, Inc.

Notes to Consolidated Financial Statements

yield on our common stock.  We will use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.  There were no options or warrants issued or outstanding from our Company’s inception through December 31, 2010.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

The fair value accounting guidance defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset.  This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

•

Level 1:  Observable inputs such as quoted prices in active markets;

•

Level 2:  Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3:  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The estimated fair values of our financial assets and liabilities that are recognized at fair value on a recurring basis, using available market information and other observable data are as follows:

	December 31, 2010				December 31, 2009
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

	Quoted Price in Active Markets or Identical Assets	Significant Other Observable Inputs	Significant Un- observable Inputs		Quoted Price in Active Markets or Identical Assets	Significant Other Observable Inputs	Significant Un- observable Inputs

Assets
Intangible asset, net	$-	$346,591	$-	$346,591	$-	$364,991	$-	$364,991

	$-	$346,591	$-	$346,591	$-	$364,991	$-	$364,991

Liabilities:
Shareholder notes payable	$126,300	$-	$-	$126,300	$75,100	$-	$-	$75,100
Convertible notes	549,000	-	-	549,000	-	-	-	-
Convertible notes
to rel. parties	252,900	-	-	252,900	448,000	-	-	448,000

	$928,200	$-	$-	$928,200	$523,100	$-	$-	$523,100

Sugarmade, Inc.

Notes to Consolidated Financial Statements

The intangible assets are related to the exclusive license and supply agreement with Sugar Cane Paper Company.  The Company recorded the exclusivity agreement at fair value.  The exclusivity agreement will be amortized over the life of the agreement, or twenty years.

Advertising

To the extent present in the future, we will expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently issued and adopted accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In June 2009, the FASB issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance was effective for our Company beginning January 1, 2010 and had no material impact on our consolidated financial statements.

In October 2009, the FASB issued new accounting guidance for revenue recognition with multiple deliverables. The new guidance affects the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, the guidance modifies the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of revenue recognition in accounting for multiple deliverable arrangements. Our Company adopted the new guidance effective January 1, 2010 and it had no material impact on our consolidated financial statements.

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3.  This A portion of this guidance (excepting disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements) is was effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements are were effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early application is encouraged. The revised guidance was adopted as of January 1, 2010 and did not have a material impact our consolidated financial statements.

2.

Acquisition of Sugarmade, Inc.

On October 26, 2009, we acquired all of the outstanding common stock of SMI in exchange for: 1) cash totaling $340,000; 2) a note payable totaling $60,000; and 3) 10% of the then outstanding common stock of our Company or 72,973 shares (with a nominal value at the date of acquisition of $.001 per share).  Additionally, we are required to pay up to two additional earn-out payments of $200,000 to the seller of SMI: 1) if net income equals or exceeds $10 million in 2011; and/or 2) if net income exceeds $11 million in 2012.

Sugarmade, Inc.

Notes to Consolidated Financial Statements

In addition to minimal amounts of saleable inventory, SMI also had an exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”) located in the People’s Republic of China.  SCPC is a manufacturer and a holder of intellectual property in the area of paper from non-wood sources.  Under the LSA (as subsequently amended), we obtained the exclusive right (as defined) to market, distribute and manufacture SCPC’s proprietary products in Europe, North and South America and in other designated territories in the world.  We also obtained the rights to the Sugarmade brand name and trademarks and other provisions of the agreement with SCPC also inure to the benefit of our Company.

We accounted for the acquisition of SMI under the purchase method with the total consideration of $400,000 (the 72,973 shares issued at the time of the transaction had only a nominal fair value) allocated to: 1) the fair value of inventory of $31,942; and 2) the fair value of the LSA of $368,058.  We are amortizing the cost of the LSA over its twenty-year term and it is included in the accompanying balance sheet at its cost (net of accumulated amortization) at December 31, 2010 of $346,591 ($364,991 at December 31, 2009).  Amortization charged to operations in 2010 and 2009 totaled $18,400 and $3,067, respectively and future amortization of the LSA (barring future impairments) will be $18,400 per year through its term.  When accounting for the acquisition of SMI, we did not record the value of any future contingent earn-out payments as a liability nor as an increase to the value of the SMI assets acquired as we deemed that the likelihood of our Company’s attaining the required levels of profitability that would require such future payments was negligible.

We also entered into an agreement with SCPC to provide a line of credit (“LOC”) for future purchases of product from SCPC.  Advances under the LOC will require that we possess valid purchase orders from non-related customers and repayments will be due thirty days after we receive payments from our customers for the related products financed.  Total borrowings under the agreement are limited to $20 million.  We have had no borrowings outstanding under the LOC through December 31, 2010.

3.

Note receivable and amounts due from shareholder

On February 1, 2010, we advanced cash totaling $163,000 to a shareholder of our Company under a note receivable bearing interest at the rate of 14% per annum.  The note matures on December 31, 2012 and is secured by 60,370 shares of our Company’s common stock held by the shareholder.  Accrued interest due from the shareholder in connection with the notes totaled $18,413 at December 31, 2010.   Additionally, we advanced other amounts to the shareholder and to employees totaling $6,000 at both December 31, 2010 and 2009.

4.

Notes payable due to shareholders

Notes payable to shareholders consisted of the following at December 31, 2010 and 2009, respectively. :

	Notes payable		Accrued interest
	2010	2009	2010	2009

Note payable to shareholder and former owner of SMI, interest accrues at 4% per annum, due upon demand	$ 60,000	$ 60,000	$ 2,800	$ 400
Notes payable from shareholder, unsecured, interest free, due on demand	66,300	15,100	-	-

	$ 126,300	$ 75,100	$ 2,800	$ 400

Interest expense in connection with these notes payable totaled $2,400 and $400 for the years ended December 31, 2010 and 2009, respectively, and is included with interest expense to related parties in the accompanying statements of operations.

Sugarmade, Inc.

Notes to Consolidated Financial Statements

5.

Convertible notes payable and accrued interest

Convertible notes payable and accrued interest consisted of the following at December 31, 2010 and 2009:

	Notes payable		Accrued interest
	2010	2009	2010	2009

Notes payable to related parties, unsecured, interest accrues at the rate of 14% per annum with accrued interest payable monthly, bonus interest of up to 8.78% of earnings before interest, depreciation, taxes and amortization (as defined), all amounts due and payable December 31, 2015 (unless demanded beforehand by note holder on or after December 31, 2012), convertible into shares of our Company’s common stock after December 31, 2012 at the rate of $2.70 per share	$252,900	$448,000	$ 5,902	$ 4,997
Notes payable, unsecured, interest accrues at the rate of 14% per annum with accrued interest payable monthly, bonus interest of up to 18% of earnings before interest, depreciation, taxes and amortization (as defined), all amounts due and payable December 31, 2015 (unless demanded beforehand by note holder on or after December 31, 2012), convertible into shares of our Company’s common stock after December 31, 2012 at the rate of $2.70 per share	465,000	-	10,850	-
Notes payable, unsecured, interest accrues at the rate of 6% per annum, all principal and interest amounts due and payable October 2013, convertible into shares of our Company’s common stock at the rate of $3.70 per share	84,000	-	1,528	-

	$801,900	$448,000	$ 18,280	$ 4,997

Interest expense in connection with all convertible notes payable outstanding totaled $99,282 and $8,964 for the years ended December 31, 2010 and 2009, respectively, and is recorded as interest expense in the accompanying statements of operations.

6.

Stockholders’ equity

Our Company issued 58,378 shares of common stock in 2010 in exchange for net cash proceeds totaling $216,000.  In 2009, we issued 656,756 shares of common stock to our founding shareholders in exchange for nominal cash proceeds totaling $657.

Stock Option Plan

On March 2, 2009, the Company’s shareholders adopted the 2009 Stock Option/Stock Issuance Plan (the “2009 Plan”) and reserved 150,000 shares of common stock for issuance under the 2009 Plan.  The 2009 Plan provided for the issuance of both non-qualified stock options and incentive stock options (“ISOs”), and permitted grants to employees, non-employee directors and consultants of the Company.   Generally, stock option grants under this plan will vest over a period from four to five years and have a term not to exceed 10 years, although the Plan Administrator has the discretion to issue option grants with varying terms.   No stock or stock options have been issued under the 2009 Plan through December 31, 2010.

Sugarmade, Inc.

Notes to Consolidated Financial Statements

7.

Income taxes

Our provisions for income taxes for the years ended December 31, 2010, and 2009, were as follows (using our blended effective Federal and State income tax rate of 40.3%):

	2010	2009

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(220,000)	$(55,000)
Change in valuation allowance	220,000	55,000
Total deferred tax provision	$-	$-

We had deferred income tax assets as of December 31, 2010, and 2009, as follows:

	2010	2009

Loss carryforwards	$275,000	$55,000
Less - valuation allowance	(275,000)	(55,000)
Total net deferred tax assets	$-	$-

As of December 31, 2010, we had net operating loss carryforwards for income tax reporting purposes of approximately $682,000 for federal and California state income tax that may be offset against future taxable income.  The net operating loss carryforwards begin to expire in 2024.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, future issuances of our equity securities may limit the amount of NOL available to offset any future taxable income that our Company may generate in the future.  Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of an equivalent amount.  The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2010	2009
Federal statutory rate	34.0%	34.0%
State tax, net of federal benefits	6.3%	6.3%
Less valuation allowance	(40.3%)	(40.3%)
Effective income tax rate	- %	- %

We performed an analysis of our previous tax filings and determined that there were no positions taken that we consider uncertain and therefore, there were no unrecognized tax benefits as of December 31, 2010.  Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.  We estimate that the unrecognized tax benefit will not change within the next twelve months.  We will classify income tax penalties and interest, if any, as part of interest and other expenses in our statements of operations (we have incurred no interest or penalties through December 31, 2010).  We have open tax years for federal and state of 2009 through 2010.  Due to our significant net operating loss carryforwards, even if certain of our tax positions were disallowed, we do not believe we will be liable for the payment of taxes in the near future.  Consequently, we did not calculate the impact of interest or penalties on amounts that might be disallowed.

8.

Commitments and contingencies

Our Company entered into a lease agreement for its office facilities with a term beginning on February 1, 2011 and extending through April 2014.  Future annual lease amounts due under our lease agreement total: $33,273 - 2011; $51,386 - 2012; $54,350 - 2013 and $9,220 - 2014.

Sugarmade, Inc.

Notes to Consolidated Financial Statements

9.

Subsequent events

In preparing these financial statements, our Company has evaluated events and transactions for potential recognition or disclosure through May 9, 2011, the date the financial statements were available to be issued.

On February 17, 2011, SCPC forgave all amounts outstanding under a note payable due to them totaling $60,000.

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Diversified Opportunities, Inc. (“DVOP”), a Delaware corporation. Under the terms of the Exchange Agreement, DVOP will acquire up to 90% of our shares through an acquisition of all or at least 90% of our outstanding stock (the "Exchange"). Upon the closing of the Exchange on May 9, 2011, DVOP owned our Company as a subsidiary. The Exchange Agreement provides that upon the closing of the transaction, our current Chief Executive Officer, Scott Lantz will be appointed as a director and the Chief Executive Officer of DVOP.  The Exchange Agreement further provides that 10 days after the filing and mailing of a Schedule 14(f)-1, DVOP’s remaining member of its Board of Directors will resign as a director, and four new directors to be designated by our Company shall be appointed to DVOP’s Board of Directors.

Under the terms of the Exchange Agreement, at least 90% of our shareholders exchanged all of their shares of stock for an aggregate of 8,864,108 shares of DVOP common stock.  In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, DVOP’s three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for the Company’s payment of $210,000, the issuance of 200,000 warrants to purchase DVOP common stock at $1.25 per share, and certain registration rights.

At the closing of the Exchange, DVOP had no operations and was a “shell” company.  At the closing of the Exchange, DVOP’s operations became those of our Company, and DVOP intends to change its name to “Sugarmade, Inc.” and operate under that name.  In April 2011, we entered into the following transactions in contemplation of a merger with DVOP:

•

Issued 252,070 shares of Sugarmade-CA common stock upon the conversion by existing Sugarmade-CA note holders of notes payable with a principal balance outstanding totaling $693,600.

•

Issued a total of 3,284,229 shares of common stock of Sugarmade-CA to its Chief Executive Officer and a member of its Board of Directors in exchange for nominal cash proceeds.

•

Issued options to purchase up to 920,000 shares of common stock of Sugarmade-CA to ten individuals with terms ranging from five to ten years at an exercise price of $1.25 per share.

•

Issued warrants to purchase up to 600,000 shares of common stock of Sugarmade-CA to three individuals with immediate vesting, terms of two years and an exercise price of $1.25 per share.

•

Issued units including a total of 1,730,400 shares and two-year warrants to purchase up to 1,730,400 shares of common stock in exchange for net cash proceeds totaling $2,083,000 (gross proceeds of $2,163,000, less commissions and related costs totaling $80,000).

To the Board of Directors and Shareholders:

Diversified Opportunities, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

I have audited the accompanying balance sheets of Diversified Opportunities, Inc. as of June 30, 2010 and 2009 and the related statements of operations, stockholders' deficiency and cash flows for the year and six months then ended, respectively. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (UNITED STATES). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diversified Opportunities, Inc. as of June 30, 2010 and 2009 and the results of its operations, its cash flows and changes in stockholders' deficiency for the year and the six months then ended, respectively, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Diversified Opportunities, Inc. will continue as a going concern. The Company had immaterial assets consisting entirely of cash at June 30, 2010 and, as discussed in the notes to the financial statements, is dependent on future additional funding in order to meet its obligations. These conditions raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are described in the notes to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael F. Cronin

Michael F. Cronin, Certified Public Accountant

Orlando, Florida

September 17, 2010

DIVERSIFIED OPPORTUNITIES, INC.
BALANCE SHEETS June 30, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash	$4,130	$4,072

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$1,500	$76,066
Amounts due to related parties, including accrued interest	18,885	114,511
Total current liabilities	20,385	190,577

Shareholders’ deficit:
Preferred stock; $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock; $0.001 par value; 300,000,000 shares authorized; 9,199,192 shares issued and outstanding	9,199	9,199
Additional paid-in capital	237,154	43,000
Accumulated deficit	(262,608)	(238,704)
Total shareholders' deficit	(16,255)	(186,505)
	$4,130	$4,072
See accompanying notes.

DIVERSIFIED OPPORTUNITIES, INC.

STATEMENTS OF OPERATIONS

Years ended June 30, 2010 and 2009

	2010	2009

General and administrative expenses	$16,257	$111,809
Interest expense in connection with borrowings from related parties	7,647	5,621
Net loss	$(23,904)	$(117,430)
Basic and diluted net loss per share	$(0.00)	$(0.01)
Basic and diluted weighted average common shares outstanding	9,199,192	9,199,192

See accompanying notes.

DIVERSIFIED OPPORTUNITIES, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

Years ended June 30, 2010 and 2009

	Common stock
	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit

Balance at June 30, 2008	9,199,192	$9,199	$43,000	$(121,274)	$(69,075)
Net loss	-	-	-	(117,430)	(117,430)
Balance at June 30, 2009	9,199,192	9,199	43,000	(238,704)	(186,505)
Extinguishment of repayment obligations to QRSciences	-	-	131,654	-	131,654
Assumption of liability by related parties	-	-	62,500	-	62,500
Net loss	-	-	-	(23,904)	(23,904)
Balance at June 30, 2010	9,199,192	$9,199	$237,154	$(262,608)	$(16,255)

DIVERSIFIED OPPORTUNITIES, INC.

STATEMENTS OF CASH FLOWS

Years ended June 30, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net loss	$(23,904)	$(117,430)
Adjustments to reconcile net loss to net cash flows from operating activities:
Fair value of services provided by related parties	11,133	-
Expenses paid by related parties	11,576	-
Changes in accounts payable and accrued expenses	(666)	6,991
Net cash flows from operating activities	(1,861)	(110,439)
Cash flows from financing activities:
Proceeds from related party borrowings	4,000	114,511
Repayments of related party borrowings	(2,081)	-
Net cash flows from financing activities	1,919	114,511
Change in cash	58	4,072
Cash, beginning balance	4,072	-
Cash, ending balance	$4,130	$4,072

Noncash investing and financing transactions:

Extinguishment of repayment obligations to QRSciences	$131,654	$-
Assumption of liability by related party	$62,500	$-

Diversified Opportunities, Inc.

Notes to Financial Statements

1.

Basis of Presentation

Diversified Opportunities, Inc. (hereinafter referred to as “DVOP”, “we” or “the/our Company”) is incorporated in the state of Delaware.  Our Company is controlled by CT Partners pursuant to the April 13, 2010 purchase by CT Partners of 9,000,000 shares of common stock from QRSciences.  The 9,000,000 shares of DVOP common stock constitute 97.83% of the 9,199,192 shares of Company common stock outstanding as of June 30, 2010.  This purchase of QRSciences’s shares by CT Partners resulted in a change of control.

Going concern

Our financial statements have been prepared assuming that we will continue as a going concern.  While we currently project that our cash on hand and existing commitments for additional investment will be sufficient to maintain our Company’s operations beyond one year from the date of this annual report, we are dependent on CT Partners to fund our on-going operations that include primarily general and administrative expenses required to maintain our Company compliant with the requirements of a fully reporting public company.  While we believe that CT Partners will continue to fund our operations for the foreseeable future, there is no requirement for CT Partners to maintain this funding.

Our dependence on CT Partners for the maintenance of our operations raises a substantial doubt about our ability to continue as a going concern due to uncertainties that could arise should CT Partners decide to no longer continue funding our Company.  Our financial statements do not include any adjustments that might result from this uncertainty.  We believe at present that CT Partners will continue to fund our operations.  In the event of their discontinuation of funding our Company, our management could seek the capital we require from other sources.  However, there can be no assurance as to whether, when, or upon what terms we would be able to consummate any such financing.

2.

Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.  We adopted “fresh-start” accounting as of September 14, 2001 in accordance with the guidance specified by American Institute of Certified Public Accounts Statement of Position (“SOP”) 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code.  Our accumulated deficit for all periods presented reflects our losses to date since September 14, 2001 in accordance with SOP 90-7.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and investments that are readily convertible into cash and have original maturities of three months or less.  We had no cash equivalents at either June 30, 2010 or 2009.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our liabilities for income taxes.  This process involves estimating our current tax expenses together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities.  Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Diversified Opportunities, Inc.

Notes to Financial Statements

We account for uncertainties in income taxes in accordance with FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109 (“FIN 48”) which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return.  Additionally, FIN 48 provides guidance on recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions.

Share-Based Compensation

We account for share-based compensation arrangements in accordance with the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values.  We use the Black-Scholes option valuation model to estimate the fair value of our stock options and warrants.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of stock options.  We use historical data among other information to estimate the expected price volatility, the expected option life and the expected forfeiture rate.

Net loss per share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period.  Diluted net loss per common share is computed using the weighted average number of common dilutive and dilutive equivalent shares outstanding during the period.  Dilutive common equivalent shares consist of options and warrants to purchase common stock (only if those options and warrants are exercisable at prices below the existing market price) and shares issuable upon the conversion of preferred stock.  We had no common equivalent shares outstanding during any period included herein and accordingly, dilutive loss per share was equivalent to basic loss per share.  All share and per share amounts have been restated for the effect of the 25 for 1 reverse stock split in February 2008.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently Issued Accounting Pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In May 2009, the FASB issued additional guidance concerning subsequent events that requires that management must evaluate, as of each reporting period, events or transactions that occur for potential recognition or disclosure in the financial statements and the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date through the date that the financial statements are issued or available to be issued.  It also requires the disclosure of the date through which an entity has evaluated subsequent events.  We adopted the FASB guidance during the year ended June 30, 2010 and the required disclosures are included herein.

Diversified Opportunities, Inc.

Notes to Financial Statements

3.

Related party transactions

Effective as of July 29, 2008, our Company also entered into a Loan Agreement with QRSciences, which agreement was subsequently amended on November 25, 2008.  The Loan Agreement provided that the Company was entitled to borrow up to $500,000 from QRSciences, provided the purposes of the requested funds were approved by QRSciences.  The amount borrowed by the Company under the Loan Agreement accrued interest at 8% and was due and payable as agreed by the parties.

Through April 13, 2010, QRSciences advanced to our Company funds for operating expenses and working capital requirements totaling $131,654 (including accrued interest).  Interest expense from borrowings from QRSciences totaled $7,647 and $5,621 for the years ended June 30, 2010 and 2009, respectively.  Effective April 13, 2010, we terminated our Loan Agreement with QRSciences and in connection with the termination, QRSciences extinguished all outstanding repayment obligations of our Company under the Loan Agreement.  We accounted for the extinguishment of the repayment obligations as an addition to additional paid in capital.

Effective April 1, 2010, CT Partners assumed our Company’s liability totaling $62,500 for the future issuance of 208,333 shares of our common stock in connection with Finders’ fees incurred during the year ended June 30, 2008.  CT Partners expects to satisfy the liability with cash payments to the Finders totaling $3,000.  CT Partners’ assumption of the liability was accounted for as a capital contribution of the carrying value of the liability at March 31, 2010.

4.

Stockholders’ equity

Common stock

We are currently authorized to issue up to 300,000,000 shares of $0.001 par value common stock.  All issued shares of common stock are entitled to vote on a one share/one vote basis.

Preferred stock

We are currently authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock.

Stock options and warrants

There are no employee or non-employee options or warrant grants outstanding.

5.

Income taxes

We estimate that our net operating loss carryforwards incurred prior to May 30, 2008 that would be available to reduce future income taxes were significantly reduced or eliminated through our change of control in accordance with Internal Revenue Code Section 382 (“Section 382”) and similar California rules.  Our operating loss carry-forwards generated subsequent to May 30, 2008 total slightly in excess of $200,000 through June 30, 2010.  Our net operating loss carryforwards will be subject to expiration as to their future use beginning in 2023.  Also, Section 382 and similar California rules place limitations on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership).  Future transactions such as sales of our preferred and/or common stock may be included in determining such a change in control.

Our deferred tax assets arise entirely as the result of our net operating loss carryforwards and at June 30, 2010 total approximately $80,000.  We have recorded a valuation allowance against our entire deferred tax asset balance due because we believe that a substantial doubt exists that we will be unable to realize the benefits of our net operating loss carryforwards due to our lack of a history of earnings and due to possible limitations under Section 382.

DIVERSIFIED OPPORTUNITIES, INC.
BALANCE SHEETS

	March 31, 2011 (unaudited)	Jun. 30, 2010
ASSETS
Current assets:
Cash	$80	$4,130

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$2,246	$1,500
Amounts due to related parties, including accrued interest	116,626	18,885
Total current liabilities	118,872	20,385

Shareholders’ deficit:
Preferred stock; $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock; $0.001 par value; 300,000,000 shares authorized; 9,199,192 shares issued and outstanding	9,199	9,199
Additional paid-in capital	237,154	237,154
Accumulated deficit	(365,145)	(262,608)
Total shareholders' deficit	(118,792)	(16,255)
	$80	$4,130
See accompanying notes.

DIVERSIFIED OPPORTUNITIES, INC.

UNAUDITED STATEMENTS OF OPERATIONS

Three and nine months ended March 31, 2011 and 2010

	Three months ended March 31, 2011	Three months ended March 31, 2010	Nine months ended March 31, 2011	Nine months ended March 31, 2010

General and administrative expenses, including amounts incurred from shareholders totaling $30,000 and $90,000 during the three and nine months ended March 31, 2011	$39,187	$2,643	$102,537	$12,935
Interest expense in connection with advances from related parties	-	2,446	-	7,273
Net loss	$(39,187)	$(5,089)	$(102,537)	$(20,208)
Basic and diluted net loss per share	$0.00	$0.00	$(0.01)	$0.00
Basic and diluted weighted average common shares outstanding	9,199,192	9,199,192	9,199,192	9,199,192

See accompanying notes.

DIVERSIFIED OPPORTUNITIES, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

Nine months ended March 31, 2011 and 2010

	2011	2010

Cash flows from operating activities:
Net loss	$(102,537)	$(20,208)
Adjustments to reconcile net loss to net cash flows from operating activities:
Fair value of services provided by related parties	97,341	-
Interest on advances from related parties	-	7,273
Changes in accounts payable and accrued expenses	746	(502)
Net cash flows from operating activities	(4,450)	(13,437)
Cash flows from financing activities:
Proceeds from related party borrowings	400	9,495
Change in cash	(4,050)	(3,942)
Cash, beginning balance	4,130	4,072
Cash, ending balance	$80	$130

See accompanying notes.

Diversified Opportunities, Inc.

Notes to Unaudited Financial Statements

1.

Basis of Presentation

Diversified Opportunities, Inc. (hereinafter referred to as “DVOP”, “we” or “the/our Company”) is incorporated in the state of Delaware.  Our Company is controlled by CT Partners (a California general partnership comprised of our three principal shareholders, including Kevin Russeth, our Chief Executive Officer and the sole director of our Company) pursuant to the April 13, 2010 purchase by CT Partners of 9,000,000 shares of common stock from QRSciences Holdings Limited (“QRSciences”).  The 9,000,000 shares of DVOP common stock constitute 97.83% of the 9,199,192 shares of Company common stock outstanding as of March 31, 2011.  This purchase of QRSciences’ shares by CT Partners resulted in a change of control.

Going concern

Our financial statements have been prepared assuming that we will continue as a going concern.  We are dependent on CT Partners to fund our on-going operations that include primarily general and administrative expenses required to maintain our Company compliant with the requirements of a fully reporting public company.  While we believe that CT Partners will continue to fund our operations for the foreseeable future, there is no requirement for CT Partners to maintain this funding.

Our dependence on CT Partners for the maintenance of our operations raises a substantial doubt about our ability to continue as a going concern due to uncertainties that could arise should CT Partners decide to no longer continue funding our Company.  Our financial statements do not include any adjustments that might result from this uncertainty.  We believe at present that CT Partners will continue to fund our operations.  In the event of their discontinuation of funding our Company, our management could seek the capital we require from other sources.  However, there can be no assurance as to whether, when, or upon what terms we would be able to consummate any such financing.

We have prepared the accompanying unaudited financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements.  In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.  Operating results for the nine months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the entire year. For further information, see our financial statements and related disclosures thereto for the periods ended June 30, 2010 in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

2.

Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.  We adopted “fresh-start” account as of September 14, 2001 in accordance with the guidance specified by American Institute of Certified Public Accounts Statement of Position (“SOP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

To the extent that we have future revenues from the sale of goods, they will be recognized when an order has been received, the product has been shipped, the selling price is fixed or determinable and collection is reasonably assured and when both title and risk of loss transfer to the customer, provided that no significant obligations remain. To the extent that we have revenues from the provision of services, they will be recognized at the time services are rendered, their selling price is fixed or determinable and collection is reasonably assured, provided that no significant obligations remain. Sales revenues will not include sales taxes collected from the customer.

Diversified Opportunities, Inc.

Notes to Unaudited Financial Statements

Cash and Cash Equivalents

Our policy is to classify as cash and cash equivalents, cash in demand deposit and checking accounts as well as investments that are readily convertible into cash with original maturities of three months or less.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our Company’s provision for income taxes.  This process involves estimating our current tax liabilities together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities. Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance is recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Share-Based Compensation

We account for stock based compensation arrangements through the measurement and recognition of compensation expense for all stock based payment awards to employees and directors based on estimated fair values.  We use the Black-Scholes option valuation model to estimate the fair value of our stock options at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of stock options.  We use historical data among other information to estimate the expected price volatility, the expected option life and the expected forfeiture rate.

Net loss per share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period.  Diluted net loss per common share is computed using the weighted average number of common dilutive and dilutive equivalent shares outstanding during the period.  Dilutive common equivalent shares consist of options and warrants to purchase common stock (only if those options and warrants are exercisable at prices below the existing market price) and shares issuable upon the conversion of preferred stock.  We had no common equivalent shares outstanding during any period included herein and accordingly, dilutive loss per share was equivalent to basic loss per share.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Diversified Opportunities, Inc.

Notes to Unaudited Financial Statements

3.

Related party transactions

Effective as of July 29, 2008, our Company entered into a Loan Agreement with QRSciences that provided that the Company was entitled to borrow up to $500,000 from QRSciences, provided the purposes of the requested funds were approved by QRSciences.  The amount borrowed by the Company under the Loan Agreement accrued interest at 8% and was due and payable as agreed by the parties.

Through the date of the purchase of 9,000,000 shares of our Company by CT Partners on April 13, 2010, QRSciences had advanced to our Company funds for operating expenses and working capital requirements totaling $131,654 (including accrued interest).  Interest expense from borrowings from QRSciences totaled $4,828 for the six months ended March 31, 2010.  Effective April 13, 2010, we terminated our Loan Agreement with QRSciences and in connection with the termination, QRSciences extinguished all outstanding repayment obligations of our Company under the Loan Agreement.  We accounted for the extinguishment of the repayment obligations as an addition to additional paid in capital during the three months ended June 30, 2010.

Effective April 13, 2010, CT Partners assumed our Company’s liability in the amount of $3,000 in connection with finders’ fees incurred during the year ended June 30, 2008.  CT Partners’ assumption of the liability was accounted for as a capital contribution of the carrying value of the liability outstanding at March 31, 2010.

During the three and nine months ended March 31, 2011, our Company recorded general and administrative expenses totaling $30,000 and $90,000, respectively, in connection with accrued but unpaid amounts due to CT Partners in connection with services performed by them on our Company’s behalf pursuant to a consulting arrangement with the Company.  In addition, one of the members of CT Partners advanced the Company $400 during the three months ended March 31, 2011.

4.

Stockholders’ equity

Common stock

We are currently authorized to issue up to 300,000,000 shares of $0.001 par value common stock.  All issued shares of common stock are entitled to vote on a one share/one vote basis.

Preferred stock

We are currently authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock.  Stock options and warrants

As of March 31, 2011, there are no employee or non-employee options grants outstanding.  As of March 31, 2011, there were no warrants outstanding to purchase any class of our capital stock.

5.

Income taxes

We estimate that our net operating loss carryforwards incurred prior to May 30, 2008 that would be available to reduce future income taxes were significantly reduced or eliminated through our change of control in accordance with Internal Revenue Code Section 382 (“Section 382”) and similar California rules.  Our operating loss carry-forwards generated subsequent to May 30, 2008 total in excess of $265,000 through March 31, 2011.  Our net operating loss carryforwards will be subject to expiration as to their future use beginning in 2023.  Also, Section 382 and similar California rules place limitations on the amount of taxable income that can be offset by net operating loss carryforwards (“NOL”) after a change in control (generally greater than a 50% change in ownership).  Future transactions such as sales of our preferred and/or common stock or the issuance of such stock in a transaction with another entity may be included in determining such a change in control.

Our deferred tax assets arise entirely as the result of our net operating loss carryforwards and at March 31, 2011 total approximately $105,000.  We have recorded a valuation allowance against our entire deferred tax asset balance due because we believe that a substantial doubt exists that we will be unable to realize the benefits of our net operating loss carryforwards due to our lack of a history of earnings and due to possible limitations under Section 382.

Diversified Opportunities, Inc.

Notes to Unaudited Financial Statements

6.

Subsequent events

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Sugarmade, Inc., a California corporation (“Sugarmade”), and certain shareholders of Sugarmade which own more than 90% of the outstanding common stock of Sugarmade.  Under the terms of the Exchange Agreement, we will acquire Sugarmade through an acquisition of all or at least 90% of its outstanding common stock.  In exchange, we will issue to the Sugarmade shareholders, in the aggregate, up to 9,263,308 shares of the Company’s common stock (the “Company Shares”).

Upon the closing of the Exchange Agreement, we would own Sugarmade as a subsidiary.  The Exchange Agreement and the transactions contemplated there under (the “Exchange”) were approved by our sole director Kevin Russeth, who is also a shareholder of the Company. The Share Exchange Agreement provides that upon the closing of the transaction, our current Chief Executive Officer (“CEO”), Kevin Russeth will resign, and Scott Lantz, the current CEO of Sugarmade, will be appointed as a director and the CEO of the Company.  The Exchange Agreement further provides that 10 days after the filing and mailing of a Schedule 14(f)-1, that Mr. Russeth will resign as a director, and four new directors to be designated by Sugarmade shall be appointed to the Company’s Board of Directors.

Under the terms of the Exchange Agreement, at least 90% of the Sugarmade shareholders will exchange all of their shares of Sugarmade common stock for an aggregate of up to 9,263,308 shares of our Company’s common stock.  We currently have 9,199,192 shares of common stock outstanding.  In connection with the Exchange Agreement and effective at the closing of the Exchange, our Company’s three principal shareholders, Kevin Russeth, Jonathan Shultz and Steven Davis, have agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them will be canceled or redeemed in exchange for our Company’s payment of an aggregate of $210,000, the issuance of 200,000 warrants to purchase Company common stock at $1.25 per share, and certain registration rights.  Additionally, the Exchange Agreement includes a closing condition (among others) that Sugarmade must complete a financing resulting in gross proceeds of at least $2,000,000 and a maximum of $2,500,000.  Assuming the completion of the financing in the maximum amount, the financing investors will receive 2,000,000 shares of our Company’s common stock and warrants to purchase 2,000,000 shares of the Company’s common stock at $1.50 per share.  The financing investors will also receive registration rights.

Under the terms of the Exchange Agreement, the Company has also agreed that it shall have no more than $20,000 in accounts payable and accrued liabilities, including any and all amounts due to related parties, as of the closing date of the Exchange.  As of the date of this report, all amounts due to related parties (including accrued interest) of the Company are amounts owed to our three principal shareholders and CT Partners (which is comprised of the three principal shareholders).  The Exchange Agreement may be terminated by mutual consent of Sugarmade and the Company; by either party if the Exchange is not consummated by April 30, 2011; by either party if the Exchange is prohibited by issuance of an order, decree or ruling; or by either party for various other grounds as provided in the Exchange Agreement.  The parties anticipate closing the Exchange upon completion of the closing conditions. However, the Company cannot provide any assurance that the Exchange or any other transactions contemplated by the Exchange Agreement will be consummated.  The foregoing summary and description of the terms of the transaction contemplated under the Exchange Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to the Company’s Form 8-K filed with the SEC on April 26, 2011 and incorporated herein by reference.

Diversified Opportunities, Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet

Unaudited Pro Forma Condensed Combined Statement of Operations

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Diversified Opportunities, Inc.
Unaudited Pro Forma Condensed Balance Sheets
December 31, 2010
	Diversified Opportunities	Sugarmade, Inc.	Pro Forma Adjustments		Pro Forma Consolidated

Assets
Current assets:
Cash	$480	$13,614	$-		$14,094
Inventory	-	17,439	-		17,439
Other current assets	-	2,707	-		2,707

Total current assets	480	33,760	-		34,240

License and supply agreement with Sugar Cane Paper Co., Ltd.	-	346,591	-		346,591
Note receivable and amounts due from stockholder	-	187,413	-		187,413

	$480	$567,764	$-		$568,244

Liabilities and Stockholders' Deficiency

Current liabilities:
Accounts payable and accrued liabilities	$1,200	$115,046	$-		$116,246
Accrued interest	-	21,080	-		21,080
Notes and amounts payable due to shareholders	78,885	126,300	(60,000)	(1)	145,185
Accrued compensation and personnel related payables	-	28,177	-		28,177

Total current liabilities	80,085	290,603	(60,000)		310,688

Convertible notes payable	-	549,000	-		549,000
Convertible notes payable to related parties	-	252,900	-		252,900

Total liabilities	80,085	1,092,503	(60,000)		1,112,588

Stockholders’ deficiency
Preferred stock	-	-	-		-
Common stock	9,199	216,730	(216,229)	(2)	9,700
Additional paid-in capital	237,154	-	(109,729)	(3)	127,425
Accumulated deficit	(325,958)	(741,469)	385,958		(681,469)

Total stockholders' deficiency	(79,605)	(524,739)	60,000		(544,344)

	$480	$567,764	$-		$568,244

Diversified Opportunities, Inc.
Unaudited Pro Forma Condensed Statements of Operations
For the year ended December 31, 2010

	Diversified Opportunities	Sugarmade, Inc.	Pro Forma Adjustments		Pro Forma Consolidated

Sales revenues	$-	$40,792	$-		$40,792

Cost of goods sold	-	53,483	-		53,483

Gross margin	-	(12,691)	-		(12,691)

Operating expenses:
Selling, general and administrative expenses	69,316	480,156	(60,000)	(1)	489,472
Amortization of license and supply agreement	-	18,400	-		18,400

Total operating expenses	69,316	498,556	(60,000)		507,872

Loss from operations	(69,316)	(511,247)	60,000		(520,563)

Nonoperating income (expense):
Interest expense	(2,818)	(105,766)	-		(108,584)
Interest income	-	18,532	-		18,532

	(2,818)	(87,234)	-		(90,052)

Net loss	$(72,134)	$(598,481)	$60,000		$(610,615)

Basic and diluted net loss per share	$(0.01)	$(0.78)			(0.07)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	9,199,192	766,835			9,199,192

Diversified Opportunities, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Basis of Presentation

The unaudited pro forma condensed statement of operations for the year ended December 31, 2010, and the unaudited pro forma condensed balance sheet as of December 31, 2010, are based on the balance sheets of Diversified Opportunities, Inc and Sugarmade, Inc. as of December 31, 2010 and the statement of operations of Sugarmade, Inc. for the year ended December 31, 2010 and the unaudited statement of operations of Diversified, Inc. for the year ended December 31, 2010, and the adjustments and assumptions described below.

Pro forma adjustments:

The unaudited pro forma balance sheet and statement of operations reflect the following adjustments associated with the Sugarmade transaction as of and for the year ended December 31, 2010.

(1)

Reflect the pro forma adjustment to selling, general and administrative expense to reduce the total by the amount of consulting expenses previously charged by the former controlling shareholders of Diversified Opportunities, Inc. through December 31, 2010.

(2)

Adjust the par value of common stock to reflect the maximum final ending shares outstanding upon the completion of the transaction of 9,700,000 shares of common stocks of Diversified Opportunities, Inc.

(3)

Eliminate the accumulated deficit of Diversified Opportunities, Inc. to reflect reverse merger accounting to occur at the time of the transaction.